                                                                     EXHIBIT 4.2





                       SERVICE CORPORATION INTERNATIONAL

                                      AND

                    TEXAS COMMERCE BANK NATIONAL ASSOCIATION


                          ---------------------------

                         SENIOR SUBORDINATED INDENTURE

                             DATED AS OF ____, 1996

                             CROSS REFERENCE SHEET*

        ---------------------------------------------------------------

        Provisions of Trust Indenture Act of 1939 and Senior Subordinated Indenture to be dated as of _______________________________________, 1996 between SERVICE CORPORATION INTERNATIONAL and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, Trustee:

SECTION OF THE ACT                                                           SECTION OF INDENTURE
 ...............................                                              .....................................
310(a)(1), (2) and (5) ............................................          6.9
310(a)(3) and (4) .................................................          Inapplicable
310(b)         ....................................................          6.8 and 6.10(a), (b) and (d)
310(c)         ....................................................          Inapplicable
311(a)         ....................................................          6.13(a) and (c)
311(b)         ....................................................          6.13(b) and (c)
311(c)         ....................................................          Inapplicable
312(a)         ....................................................          4.1 and 4.2(a)
312(b)         ....................................................          4.2(a) and (b)(i) and (ii)
312(c)         ....................................................          4.2(c)
313(a)         ....................................................          4.4(a)(i), (ii),(iii), (iv), (v), (vi)
                                                                             and (vii)
313(a)(6)      ....................................................          Inapplicable
313(b)(1)      ....................................................          Inapplicable
313(b)(2)      ....................................................          4.4(b)
313(c)         ....................................................          4.4(c)
313(d)         ....................................................          4.4(d)
314(a)         ....................................................          4.3
314(b)        .....................................................          Inapplicable
314(c)(1) and (2) .................................................          11.5
314(c)(3)      ....................................................          Inapplicable
314(d)         ....................................................          Inapplicable
314(e)         ....................................................          11.5
314(f)         ....................................................          Inapplicable
315(a), (c) and (d) ...............................................          6.1
315(b)         ....................................................          5.8
315(e)         ....................................................          5.9
316(a)(1)      ....................................................          5.7
316(b)(2)      ....................................................          Not Required
316(a) (last sentence) ............................................          7.4
316(b)         ....................................................          5.4
316(c)         ....................................................          7.6
317(a)         ....................................................          5.2
317(b)         ....................................................          3.5(a)
318(a)         ....................................................          11.7

______________________

*       This Cross Reference Sheet is not part of the Indenture.

                               TABLE OF CONTENTS

                                                                                                                     PAGE
                                                            ARTICLE I

                                                           DEFINITIONS

         Section 1.1        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                 Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 Associated Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 Authenticating Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 Bankruptcy Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 Board Resolution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 Business Day . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 Commission . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 Conversion Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 Conversion Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 Corporate Trust Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 Date of Conversion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 Depositary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 Global Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 Holder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 Holder of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 Securityholder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 Issuer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 Issuer Order . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 Last Sale Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 Officer's Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 original issue date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 original issue discount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 Original Issue Discount Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 Outstanding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 Paying Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 Periodic Offering  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 Place of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

                 principal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 principal amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 record date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 Registrar  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 Responsible Officer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 Senior Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 Trading Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 Trust Indenture Act of 1939  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 U.S. Government Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 vice president . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 Yield to Maturity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

                                                            ARTICLE II

                                                            SECURITIES

         Section 2.1      FORMS GENERALLY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Section 2.2      FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION . . . . . . . . . . . . . . . . . . . . . . . 8
         Section 2.3      AMOUNT UNLIMITED; ISSUABLE IN SERIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section 2.4      AUTHENTICATION AND DELIVERY OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 2.5      EXECUTION OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 2.6      CERTIFICATE OF AUTHENTICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 2.7      DENOMINATION AND DATE OF SECURITIES; PAYMENTS OF INTEREST . . . . . . . . . . . . . . . . .  16
         Section 2.8      REGISTRATION, TRANSFER AND EXCHANGE . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 2.9      MUTILATED, DEFACED, DESTROYED, LOST AND STOLEN SECURITIES . . . . . . . . . . . . . . . . .  19
         Section 2.10     CANCELLATION OF SECURITIES; DISPOSITION THEREOF. .  . . . . . . . . . . . . . . . . . . . .  20
         Section 2.11     TEMPORARY SECURITIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 2.12     COMPUTATION OF INTEREST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

                                                           ARTICLE III

                                                     COVENANTS OF THE ISSUER

         Section 3.1      PAYMENT OFPRINCIPAL AND INTEREST. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 3.2      OFFICE FOR NOTICES AND PAYMENTS, ETC. . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 3.3      NO INTEREST EXTENSION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 3.4      APPOINTMENTS TO FILL VACANCIES IN TRUSTEE'S OFFICE. . . . . . . . . . . . . . . . . . . . .  21
         Section 3.5      PROVISION AS TO PAYING AGENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 3.6      CORPORATE EXISTENCE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 3.7      MAINTENANCE OF PROPERTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 3.8      PAYMENT OF TEXAS AND OTHER CLAIMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

         Section 3.9      PROHIBITION ON INCURRENCE OF SENIOR SUBORDINATED DEBT . . . . . . . . . . . . . . . . . . .  23

                                                            ARTICLE IV

                                             SECURITYHOLDERS LIST AND REPORTS BY THE
                                                      ISSUER AND THE TRUSTEE

         Section 4.1      ISSUER TO FURNISH TRUSTEE INFORMATION AS TO NAMES AND
                          ADDRESSES OF SECURITYHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 4.2      PRESERVATION AND DISCLOSURE OF SECURITYHOLDERS LISTS. . . . . . . . . . . . . . . . . . . .  24
         Section 4.3      REPORTS BY THE ISSUER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 4.4      REPORTS BY THE TRUSTEE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

                                                            ARTICLE V

                                          REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON
                                                         EVENT OF DEFAULT

         Section 5.1      EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 5.2      PAYMENT OF SECURITIES ON DEFAULT; SUIT THEREFOR . . . . . . . . . . . . . . . . . . . . . .  30
         Section 5.3      APPLICATION OF MONEYS COLLECTED BY TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 5.4      PROCEEDINGS BY SECURITYHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 5.5      PROCEEDINGS BY TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 5.6      REMEDIES CUMULATIVE AND CONTINUING  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 5.7      DIRECTION OF PROCEEDINGS; WAIVER OF DEFAULTS BY MAJORITY OF
                          SECURITYHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 5.8      NOTICE OF DEFAULTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 5.9      UNDERTAKING TO PAY COSTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 5.10     TRUSTEE MAY ENFORCE CLAIM WITHOUT POSSESSION OF
                          SECURITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 5.11     WAIVER OF STAY OR EXTENSION LAWS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

                                                            ARTICLE VI

                                                      CONCERNING THE TRUSTEE

         Section 6.1      DUTIES AND RESPONSIBILITIES OF THE TRUSTEE; DURING DEFAULT;
                          PRIOR TO DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 6.2      CERTAIN RIGHTS OF THE TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 6.3      TRUSTEE NOT RESPONSIBLE RECITALS, DISPOSITION OF SECURITIES
                          OR APPLICATION OF PROCEEDS THEREOF  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 6.4      TRUSTEE AND AGENTS MAY HOLD SECURITIES; COLLECTIONS, ETC. . . . . . . . . . . . . . . . . .  38
         Section 6.5      MONEYS HELD BY TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 6.6      COMPENSATION AND INDEMNIFICATION OF TRUSTEE AND ITS PRIOR CLAIM . . . . . . . . . . . . . .  38

         Section 6.7      RIGHT OF TRUSTEE TO RELY ON OFFICER'S CERTIFICATE, ETC. . . . . . . . . . . . . . . . . . .  39
         Section 6.8      QUALIFICATION OF TRUSTEE; CONFLICTING INTERESTS . . . . . . . . . . . . . . . . . . . . . .  39
         Section 6.9      PERSONS ELIGIBLE FOR APPOINTMENT AS TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 6.10     RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR TRUSTEE.  . . . . . . . . . . . . . . . .  46
         Section 6.11     ACCEPTANCE OF APPOINTMENT BY SUCCESSOR TRUSTEE. . . . . . . . . . . . . . . . . . . . . . .  47
         Section 6.12     MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS
                          OF TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 6.13     PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE ISSUER. . . . . . . . . . . . . . . . . . . .  49
         Section 6.14     APPOINTMENT OF AUTHENTICATING AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

                                                           ARTICLE VII

                                                  CONCERNING THE SECURITYHOLDERS

         Section 7.1      EVIDENCE OF ACTION TAKEN BY SECURITYHOLDERS . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 7.2      PROOF OF EXECUTION OF INSTRUMENTS AND OF HOLDING OF SECURITIES  . . . . . . . . . . . . . .  54
         Section 7.3      HOLDERS TO BE TREATED AS OWNERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 7.4      SECURITIES OWNED BY ISSUER DEEMED NOT OUTSTANDING . . . . . . . . . . . . . . . . . . . . .  54
         Section 7.5      RIGHT OF REVOCATION OF ACTION TAKEN . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 7.6      RECORD DATE FOR CONSENTS AND WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

                                                           ARTICLE VIII

                                                     SUPPLEMENTAL INDENTURES

         Section 8.1      SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF SECURITYHOLDERS  . . . . . . . . . . . . . . . .  56
         Section 8.2      SUPPLEMENTAL INDENTURES WITH CONSENT OF SECURITYHOLDERS . . . . . . . . . . . . . . . . . .  57
         Section 8.3      EFFECT OF SUPPLEMENTAL INDENTURE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         Section 8.4      DOCUMENTS TO BE GIVEN TO TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         Section 8.5      NOTATION ON SECURITIES IN RESPECT OF SUPPLEMENTAL INDENTURES  . . . . . . . . . . . . . . .  59
         Section 8.6      SUBORDINATION UNIMPAIRED  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

                                                            ARTICLE IX

                                           CONSOLIDATION, MERGER, SALE, LEASE, EXCHANGE
                                                       OR OTHER DISPOSITION

         Section 9.1      ISSUER MAY CONSOLIDATE, ETC., ON CERTAIN TERMS  . . . . . . . . . . . . . . . . . . . . . .  59
         Section 9.2      SUCCESSOR CORPORATION TO BE SUBSTITUTED . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         Section 9.3      OPINION OF COUNSEL TO BE GIVEN TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . .  60

                                                            ARTICLE X

                                             SATISFACTION AND DISCHARGE OF INDENTURE;
                                                         UNCLAIMED MONEYS

         Section 10.1     SATISFACTION AND DISCHARGE OF INDENTURE.  . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 10.2     APPLICATION BY TRUSTEE OF FUNDS DEPOSITED FOR PAYMENT OF
                          SECURITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 10.3     REPAYMENT OF MONEYS HELD BY PAYING AGENT  . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 10.4     RETURN OF MONEYS HELD BY TRUSTEE AND PAYING AGENT UNCLAIMED
                          FOR TWO YEARS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         Section 10.5     INDEMNITY FOR U.S. GOVERNMENT OBLIGATIONS . . . . . . . . . . . . . . . . . . . . . . . . .  64

                                                            ARTICLE XI

                                                     MISCELLANEOUS PROVISIONS

         Section 11.1     PARTNERS, INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS OF ISSUER
                          EXEMPT FROM INDIVIDUAL LIABILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         Section 11.2     PROVISIONS OF INDENTURE FOR THE SOLE BENEFIT OF PARTIES AND HOLDERS OF
                          SENIOR INDEBTEDNESS AND OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         Section 11.3     SUCCESSORS AND ASSIGNS OF ISSUER BOUND BY INDENTURE . . . . . . . . . . . . . . . . . . . .  65
         Section 11.4     NOTICES AND DEMANDS ON ISSUER, TRUSTEE AND HOLDERS OF SECURITIES  . . . . . . . . . . . . .  65
         Section 11.5     OFFICER'S CERTIFICATES AND OPINIONS OF COUNSEL; STATEMENTS TO BE
                          CONTAINED THEREIN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Section 11.6     PAYMENTS DUE ON SATURDAYS, SUNDAYS AND HOLIDAYS . . . . . . . . . . . . . . . . . . . . . .  66
         Section 11.7     CONFLICT OF ANY PROVISION OF INDENTURE WITH TRUST INDENTURE
                          ACT OF 1939 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         Section 11.8     GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         Section 11.9     COUNTERPARTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         Section 11.10    EFFECT OF HEADINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         Section 11.11    SEPARABILITY CLAUSE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67

                                                           ARTICLE XII

                                            REDEMPTION OF SECURITIES AND SINKING FUNDS

         Section 12.1     APPLICABILITY OF ARTICLE. . . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
         Section 12.2     NOTICE OF REDEMPTION; PARTIAL REDEMPTIONS . . . . . . . . . . . . . . . . . . . . . . . . .  67
         Section 12.3     PAYMENTS OF SECURITIES CALLED FOR REDEMPTION  . . . . . . . . . . . . . . . . . . . . . . .  69
         Section 12.4     EXCLUSION OF CERTAIN SECURITIES FROM ELIGIBILITY FOR SELECTION FOR
                          REDEMPTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         Section 12.5     MANDATORY AND OPTIONAL SINKING FUNDS  . . . . . . . . . . . . . . . . . . . . . . . . . . .  70




                                                           ARTICLE XIII

                                                     CONVERSION OF SECURITIES

         Section 13.1     APPLICABILITY OF ARTICLE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         Section 13.2     EXERCISE OF CONVERSION PRIVILEGE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         Section 13.3     FRACTIONAL INTERESTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         Section 13.4     ADJUSTMENT OF CONVERSION PRICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         Section 13.5     CONTINUATION OF CONVERSION PRIVILEGE IN CASE OF MERGER,
                          CONSOLIDATION OR SALE OF ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         Section 13.6     NOTICE OF CERTAIN EVENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         Section 13.7     TAXES ON CONVERSION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         Section 13.8     ISSUER TO PROVIDE STOCK.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         Section 13.9     DISCLAIMER OF RESPONSIBILITY FOR CERTAIN MATTERS  . . . . . . . . . . . . . . . . . . . . .  79
         Section 13.10    RETURN OF FUNDS DEPOSITED FOR REDEMPTION OF CONVERTED SECURITIES. . . . . . . . . . . . . .  79


                                                           ARTICLE XIV

                                                          SUBORDINATION

         Section 14.1     SECURITIES SUBORDINATED TO SENIOR INDEBTEDNESS  . . . . . . . . . . . . . . . . . . . . . .  80
         Section 14.2     RELIANCE ON CERTIFICATE OF LIQUIDATING AGENT; FURTHER EVIDENCE
                          AS TO OWNERSHIP OF SENIOR INDEBTEDNESS  . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         Section 14.3     PAYMENT PERMITTED IF NO DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         Section 14.4     DISPUTES WITH HOLDERS OF CERTAIN SENIOR INDEBTEDNESS  . . . . . . . . . . . . . . . . . . .  83
         Section 14.5     TRUSTEE NOT CHARGED WITH KNOWLEDGE OF PROHIBITION . . . . . . . . . . . . . . . . . . . . .  83
         Section 14.6     TRUSTEE TO EFFECTUATE SUBORDINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         Section 14.7     RIGHTS OF TRUSTEE AS HOLDER OF SENIOR INDEBTEDNESS  . . . . . . . . . . . . . . . . . . . .  84
         Section 14.8     ARTICLE APPLICABLE TO PAYING AGENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         Section 14.10    TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS  . . . . . . . . . . . . . . . . .  84


*        This Table of Contents is not part of the Indenture

         THIS SENIOR SUBORDINATED INDENTURE, dated as of _____, 1996 between SERVICE CORPORATION INTERNATIONAL, a Texas corporation (the "Issuer"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as trustee (the "Trustee").

                              W I T N E S S E T H:

         WHEREAS, the Issuer has duly authorized the issue from time to time of its unsecured senior subordinated debentures, notes or other evidences of indebtedness to be issued in one or more series (the "Securities") up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture:

         WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture to provide, among other things, for the authentication, delivery and administration of the Securities; and

         WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been undertaken and completed;

         NOW, THEREFORE:

         In consideration of the premises and the purchase of the Securities by the Holders thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities as follows:

                                   ARTICLE I

                                  DEFINITIONS


         Section 1.1 For all purposes of this Indenture and of any indenture supplemental hereto, the following terms shall have the respective meanings specified in this Section 1.1 (except as otherwise expressly provided or unless the context otherwise clearly requires). All other terms used in this Indenture that are defined in the Trust Indenture Act of 1939, including terms defined therein by reference to the Securities Act of 1933, shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture (except as herein otherwise expressly provided or unless the context otherwise clearly requires).

         All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the terms "generally accepted accounting principles" means such accounting principles as are generally accepted at the date of execution and delivery of this Indenture.

         The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The expressions "date of the Indenture", "date hereof", "date as of which this Indenture is dated" and "date of execution and delivery of this Indenture" and other expressions of similar import refer to the effective date of the original execution and delivery of this Indenture, viz. _______________________, 1996.

         The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Associated Rights" means any rights to purchase shares of the Issuer's capital stock or other securities that are associated with any class of stock constituting Common Stock for purposes hereof it at the time of the issuance thereof such rights are not separable from any class of stock except upon the occurrence of a contingency, whether such rights exist at the date of the execution hereof or are thereafter issued by the Company as a dividend on any such class of stock or otherwise.

         "Authenticating Agent" shall have the meaning set forth in Section
6.14.

         "Bankruptcy Code" means the United States Bankruptcy Code, 11 United States Code Sec. 101 et seq., or any successor statute thereto.

         "Board of Directors" means either the Board of Directors of the Issuer or any committee of such Board duly authorized to act on its behalf.

         "Board Resolution" means one or more resolutions, certified by the secretary or an assistant secretary of the Issuer to have been duly adopted or consented to by the Board of Directors and to be in full force and effect.

         "Business Day" means, with respect to any Security, a day that (a) in the Place of Payment (or in any of the Places of Payment, if more than one) in which amounts are payable, as specified in the form of such Security, and (b) in the city in which the Corporate Trust Office is located, is not a day on which banking institutions are authorized or required by law or regulation to close.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution and delivery of this Indenture such Commission is not existing and performing the duties now to it under the Trust Indenture Act of 1939, then the body performing such duties on such date.

         "Common Stock" means the common stock, par value $1.00 per share, of the Issuer as the same exists at the date of execution and delivery of this Indenture or other capital stock of the Issuer into which such common stock is reclassified or changed from time to time.

         "Conversion Agent" shall have the meaning set forth in Section 3.2.

         "Conversion Price" shall have the meaning set forth in Section 13.4.

         "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located in Houston, Texas, except that with respect to the presentation of Securities for payment, for conversion or for registration of transfer and exchange, such term shall also mean the office of the Trustee's agent in the Borough of Manhattan, the City and State of New York, at which at any particular time its corporate agency business shall be conducted.

         "Date of Conversion" shall have the meaning set forth in Section 13.2.

         "Depositary" means, with respect to the Securities of any series issuable or issued in the form of one or more Global Securities, the Person designated as Depositary by the Issuer pursuant to Section 2.3 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and, therefore "Depositary" shall mean or include each Person who is then a Depositary hereunder, and, if at any time there is more than one such Person, "Depositary" as used with respect to the Securities of any such series shall mean the Depositary with respect to the Global Securities of such series.

         "Event of Default" means any event or condition specified as such in
Section 5.1.

         "Global Security" means a Security evidencing all or a part of a series of Securities issued to the Depositary for such series in accordance with Section 2.3 and bearing the legend prescribed in Section 2.4.

         "Holder", "Holder of Securities", "Securityholder" or other similar terms mean, in the case of any Security, the Person in whose name such Security is registered in the security register kept by the Issuer for that purpose in accordance with the terms hereof.

         "Indebtedness" means, with respect to any Person.

                 (a) (i) the principal of and interest and premium, if any, on indebtedness for money borrowed of such Person evidenced by bonds, notes, debentures or similar obligations, including any guaranty by such Person of any indebtedness for money borrowed of any other Person, whether any such indebtedness or guaranty is outstanding on the date of this Indenture or is thereafter created, assumed or incurred, (ii) the principal of and interest and premium, if any, on indebtedness for money borrowed, incurred, assumed or guaranteed by such Person in connection with the acquisition by it or any of its subsidiaries of any other businesses, properties or other assets and (iii) lease obligations which such Person capitalizes in accordance with Statement of Financial Accounting Standards No. 13 promulgated by the Financial Accounting Standards Board or such other generally accepted accounting principles as may be from time to time in effect;

                 (b) any other indebtedness of such Person, including any indebtedness representing the deferred and unpaid balance of the purchase price of any property or interest and unpaid balance of the purchase price of any property or interest therein, including any such balance that constitutes a trade account payable, and any guaranty, endorsement or other contingent obligation of such Person in respect of any indebtedness of another, which is outstanding on the date of this Indenture or is thereafter created, assumed or incurred by such person; and

                 (c) any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as Indebtedness in clause (a) or (b) above.

         "Indenture" means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, including, for all purposes of this instrument and any such supplement, the provisions of the Trust Indenture Act of 1939 that are deemed to be a part of and govern this instrument and any such supplement, respectively, and shall include the forms and terms of particular series of Securities established as contemplated hereunder.

         The term "interest" means, when used with respect to non-interest bearing Securities (including, without limitation, any Original Issue Discount Security which by its terms bears interest only after maturity or upon default in any other payment due on such Security), interest payable after maturity (whether at stated maturity, upon acceleration or redemption or otherwise) or after the date, if any, on which the Issuer becomes obligated to acquire a Security, whether upon conversion, by purchase or otherwise.

         "Issuer" means (except as otherwise provided in Section 6.8) Service Corporation International, a Texas corporation, and subject to Article IX, its successors and assigns.

         "Issuer Order" means a written statement, request or order of the Issuer which is signed in its name by the chairman of the Board of Directors, the president, any vice president or the treasurer of the Issuer.

         "Last Sale Price" shall have the meaning set forth in Section 13.3.

         "Officer's Certificate", when used with respect to the Issuer, means a certificate signed by the chairman of the Board of Directors, the president, or any vice president and by the treasurer, any assistant treasurer, the controller, any assistant controller, the secretary or any assignment secretary of the Issuer. Each such certificate shall include the statements provided for in Section 11.5, if and to the extent required by the provisions of such
Section 11.5. One of the officers signing any Officer's Certificate given pursuant to Section 4.3 shall be the principal executive, financial or accounting officer of the Issuer.

         "Opinion of Counsel" means an opinion in writing signed by the general counsel of the Issuer or by such other legal counsel who may be an employee of or counsel to the Issuer and who shall be satisfactory to the Trustee. Each such opinion shall include the statements provided for in Section 11.5, if and to the extent required by the provisions of such Section 11.5.

         The terms "original issue date" of any Security (or portion thereof) means the earlier of (a) the date of such Security or (b) the date of any Security (or portion thereof) for which such Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.

         The term "original issue discount" of any debt security, including any Original Issue Discount Security, means the difference between the principal amount of such debt security and the initial issue price of such debt security (as set forth in the case of an Original Issue Discount Security on the face of such Security).

         "Original Issue Discount Security" means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 5.1.

         "Outstanding" (except as otherwise provided in Section 6.8), when used with reference to Securities, shall, subject to the provisions of Section 7.4, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except:

                 (a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                 (b) Securities (other than Securities of any series as to which the provisions of Article X hereof shall not be applicable), or portions thereof, for the payment or redemption of which moneys or U.S. Government Obligations (as provided for in Section 10.1) in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Issuer) or shall have been set aside, segregated and held in trust by the Issuer for the Holders of such Securities (if the Issuer shall act as its own Paying Agent), provided that, if such Securities, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice;

                 (c) Securities which shall have been paid or in substitution for which other Securities shall have been authenticated and delivered pursuant to the terms of Section 2.9 (except with respect to any such Security as to which proof satisfactory to the Trustee is presented that such Security is held by a Person in whose hands such Security is a legal, valid and binding obligation of the Issuer); and

                 (d) Securities converted into Common Stock pursuant hereto prior to the applicable record date and, for purposes of selection for redemption, Securities not deemed Outstanding pursuant to Section 12.2; provided, however, that Securities surrendered for conversion during the period between the close of business on any record date for such Security and the opening of business on the related interest payment date (or on the related interest payment date) shall be considered Outstanding for purposes of payment of interest on such related interest payment date.

         In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities of any or all series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the portion of the principal amount thereof that would be due and payable as of the date of such determination (as certified by the Issuer to the Trustee) upon a declaration of acceleration of the maturity thereof pursuant to Section 5.1.

         "Paying Agent" shall have the meaning set forth in Section 3.2.

         "Periodic Offering" means an offering of Securities of a series from time to time, the specific terms of which Securities, including, without limitation, the rate or rates of interest, if any, thereon, the stated maturity or maturities thereof and the redemption and conversion provisions, if any, with respect thereto, are to be determined by the Issuer or its agents upon the issuance of such Securities.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

         "Place of Payment", when used with respect to the Securities of any series, means the place or places where the principal of and interest, if any, on the Securities of such series are payable as determined in accordance with
Section 2.3.

         The term "principal" of a debt security, including any Security, means the amount (including, without limitation, if and to the extent applicable, any premium and, in the case of an Original Issue Discount Security, any accrued original issue discount, but excluding interest) that is payable with respect to such debt security as of any date and for any purpose (including, without limitation, in connection with any sinking fund, upon any redemption at the option of the Issuer, upon any purchase or exchange at the option of the Issuer or the holder of such debt security and upon any acceleration of the maturity of such debt security).

         The term "principal amount" of a debt security, including any Security, means the principal amount as set forth on the fact of such debt security.

         The term "record date" shall have the meaning set forth in Section
2.7.

         "Registrar" shall have the meaning set forth in Section 3.2.

         "Responsible Officer", when used with respect to the Trustee, means any officer assigned by the Trustee to administer its corporate trust matters.

         "Security" or "Securities" (except as otherwise provided in Section 6.8) has the meaning stated in the first recital of this Indenture or, as the case may be, securities that have been authenticated and delivered pursuant to this Indenture.

         "Senior Indebtedness" means Indebtedness of the Issuer outstanding at any time except (a) any Indebtedness of the Issuer that pursuant to its terms or the terms of any agreement relating thereto or by operation of law if subordinate or junior in right of payment to any other Indebtedness of the Issuer, provided that no Indebtedness of the Issuer shall be deemed to be subordinate to any other Indebtedness of the Issuer solely by virtue of any such other Indebtedness being secured or otherwise having the benefit of any lien or security interest, (b) any Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is not senior in right of payment to the Securities, (c) the Securities, (d) the Issuer's subordinated indebtedness, (e) any Indebtedness of the Issuer to a wholly owned Subsidiary of the Issuer, (f) interest accruing after the filing of a petition initiating certain bankruptcy or insolvency proceedings unless such interest is an allowed claim enforceable against the Issuer in a proceeding under federal or state bankruptcy laws and (g) trade accounts payable.

         "Subsidiary" means any corporation of which the Issuer, or the Issuer and one or more Subsidiaries, or any one or more Subsidiaries, directly or indirectly own voting securities entitling any one or more of the Issuer and its Subsidiaries to elect a majority of the directors of such corporation, either at all times or so long as there is no default or contingency which permits the holders of any other class or classes of securities to vote for the election of one or more directors.

         "Trading Day" shall have the meaning set forth in Section 13.3.

         "Trust Indenture Act of 1939" (except as otherwise provided in Sections 8.1, 8.2 and 13.5) means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, as in force at the date as of which this Indenture is originally executed.

         "Trustee" means the Person identified as "Trustee" in the first paragraph hereof and, subject to the provisions of Article VI, shall also include any successor trustee. "Trustee" shall also mean or include each Person who is then a trustee hereunder and, if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any series shall mean the trustee with respect to the Securities of such series.

         "U.S. Government Obligations" shall have the meaning set forth in
Section 10.1(B).

         The term "vice president", when used with respect to the Issuer or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

         "Yield to Maturity" means the yield to maturity on a series of Securities, calculated at the time of issuance of such series, or, if applicable, at the most recent redetermination of interest on such series, and calculated in accordance with generally accepted financial practice or as otherwise provided in the terms of such series of Securities.

                                   ARTICLE II

                                   SECURITIES


         Section 2.1 FORMS GENERALLY. The Securities of each series shall be substantially in such form (not inconsistent with this Indenture) as shall be established by or pursuant to one or more Board Resolutions (as set forth in a Board Resolution or, to the extent established pursuant to rather than set forth in a Board Resolution, an Officer's Certificate detailing such establishment) or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the officers executing such Securities, as evidenced by their execution of such Securities.

         The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

         Section 2.2 FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION. The Trustee's certificate of authentication on all Securities shall be substantially as follows:

                 This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.


                                        TEXAS COMMERCE BANK NATIONAL
                                        ASSOCIATION, as Trustee

                                        By:
                                            ----------------------------------
                                                   Authorized Signatory

         If at any time there shall be an Authenticating Agent appointed with respect to any series of Securities, then the Securities of such series shall bear, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication which shall be substantially as follows:

                 This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                        TEXAS COMMERCE BANK NATIONAL
                                        ASSOCIATION, as Trustee

                                        By:
                                           ------------------------------------
                                                   as Authenticating Agent

                                        By:
                                           ------------------------------------
                                                   Authorized Signatory

         Section 2.3 AMOUNT UNLIMITED; ISSUABLE IN SERIES. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

         The Securities may be issued in one or more series and the Securities of each such series shall rank equally and pari passu with the Securities of each other series, but all Securities issued hereunder shall be subordinate and junior in right of payment, to the extent and in the manner set forth in
Article XIV, to all Senior Indebtedness. There shall be established in or pursuant to one or more Board Resolutions (and, to the extent established pursuant to rather than set forth in a Board Resolution, in an Officer's Certificate detailing such establishment) or established in one or more indentures supplemental hereto, prior to the initial issuance of Securities of any series:

                          (1) the designation of the Securities of the series, which shall distinguish the Securities of the series from the Securities of all other series;

                          (2) whether the Securities will be convertible into Common Stock (or cash in lieu thereof) and, if so, the terms and conditions upon which such conversion will be effected including the initial Conversion Price and any adjustments thereto in addition to or different from those set forth in Section 13.4, the conversion period and other provisions in addition to or in lieu of those set forth herein;

                          (3) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.8, 2.9, 2.11, 8.5, 12.3 or 13.2);

                          (4) the date or dates on which the principal of the Securities of the series is payable;

                          (5) the rate or rates at which the Securities of the series shall bear interest, if any, the date or dates from which any such interest shall accrue, on which any such interest shall be payable and on which a record shall be taken for the determination of Holders to whom any such interest is payable or the method by which such rate or rates or date or dates shall be determined or both;

                          (6) the place or places where and the manner in which the principal of and any interest on Securities of the series shall be payable and the office or agency for the Securities of the series maintained by the Issuer pursuant to
                 Section 3.2 (if other than as provided in Section 3.2);

                          (7) any provisions relating to the issuance of Securities of such series at an original issue discount (including, without limitation, the issue price thereof, the rate or rates at which such original issue discount shall accrue, if any, and the date or dates from or to which or period or periods during which such original issue discount shall accrue at such rate or rates);

                          (8) the right, if any, of the Issuer to redeem, purchase or repay Securities of the series, in whole or in part, at its option and the period or periods within which, the price or prices (or the method by which such price or prices shall be determined or both) at which, the form or method of payment therefor if other than in cash and any terms and conditions upon which and the manner in which (if different from the provisions of Article XII) Securities of the series may be so redeemed, purchased or repaid, in whole or in part, pursuant to any sinking fund or otherwise;

                          (9) the obligation, if any, of the Issuer to redeem, purchase or repay Securities of the series, in whole or in part, pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or price (or the method by which such price or prices shall be determined or both) at which, the form or method of payment therefor if other than in cash and any terms and conditions upon which and the manner in which (if different from the provisions of Article XII) Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

                          (10) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of the series shall be issuable;

                          (11) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon acceleration of the maturity thereof;

                          (12) whether the Securities of the series will be issuable as Global Securities;

                          (13) if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

                          (14) any trustees, depositaries, authenticating or paying agents, transfer agents or registrars, conversion agents or any other agents with respect to the Securities of such series;

                          (15) any deleted, modified or additional events of default or remedies or any additional covenants with respect to the Securities of such series;

                          (16) whether the provisions of Section 10.1(C) will be applicable to Securities of such series;

                          (17) if the amounts of payment of principal of and interest on the Securities of such series are to be determined with reference to an index, the manner in which such amounts shall be determined; and

                          (18) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).


         All Securities of any one series shall be substantially identical, except as to denomination and except as may otherwise be provided by or pursuant to the Board Resolution or Officer's Certificate referred to above or as set forth in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided or pursuant to such Board Resolution, such Officer's Certificate or in any such indenture supplemental hereto.

         Any such Board Resolution or Officer's Certificate referred to above with respect to Securities any series filed with the Trustee on or before the initial issuance of the Securities of such series shall be incorporated herein by reference with respect to Securities of such series and shall thereafter be deemed to be a part of this Indenture for all purposes relating to Securities of such series as fully as if such Board Resolution or Officer's Certificate were set forth herein in full.

         Section 2.4 AUTHENTICATION AND DELIVERY OF SECURITIES. The Issuer may deliver Securities of any series executed by the Issuer to the Trustee for authentication together with the applicable documents referred to below in this Section 2.4, and the Trustee shall thereupon authenticate and deliver such Securities to, or upon the order of, the Issuer (contained in the Issuer Order referred to below in this Section 2.4) or pursuant to such procedures acceptable to the Trustee and to such recipients as may be specified from time to time by an Issuer Order. The maturity date, original issue date, interest rate, if any, and any other terms of the Securities of such series shall be determined by or pursuant to such Issuer Order and procedures. If provided for in such procedures, such Issuer Order may authorize authentication and delivery pursuant to oral instructions from the Issuer or its duly authorized agent, which instructions shall be promptly confirmed in writing.
In authenticating the Securities of such series and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive (in the case of subparagraphs (2), (3) and (4) below only at or before the time of the first request of the Issuer to the Trustee to authenticate Securities of such series) and (subject to Section 6.1) shall be fully protected in relying upon, unless and until such documents have been superseded or revoked:

                          (1)     an Issuer Order requesting such
                 authentication and setting forth delivery instructions if the Securities of such series are not to be delivered to the Issuer, provided that, with respect to Securities of a series subject to a Periodic Offering, (a) such Issuer Order may be delivered by the Issuer to the Trustee prior to the delivery to the Trustee of such Securities for authentication and delivery, (b) the Trustee shall authenticate and deliver Securities of such series for original issue from time to time, in an aggregate principal amount not exceeding the aggregate principal amount established for such series, pursuant to an Issuer Order or pursuant to procedures acceptable to the Trustee as may be specified from time to time by an Issuer Order, (c) the maturity date or dates, original issue date or dates, interest rate or rates, if any, and any other terms of Securities of such series shall be determined by an Issuer Order or pursuant to such procedures, (d) if provided for in such procedures, such Issuer Order may authorize authentication and delivery pursuant to telecommunication or electronic instructions from the Issuer or its duly authorized agent or agents, and (e) after the original issuance of the first Security of such series to be issued, any separate request by the Issuer that the Trustee authenticate Securities of such series for original issuance will be deemed to be a certification by the Issuer that it is in compliance with all conditions precedent provided for in this Indenture relating to the authentication and delivery of such Securities;

                          (2) the Board Resolutions, Officer's Certificate or executed supplemental indenture referred to in Sections 2.1 and 2.3 by or pursuant to which the form or forms and terms of the Securities of such series were established;

                          (3) an Officer's Certificate setting forth the form or forms and terms of the Securities stating that the form or forms and terms of the Securities have been established pursuant to Sections 2.1 and 2.3 and comply with this Indenture and covering such other matters as the Trustee may reasonably request; and

                          (4) at the option of the Issuer, either an Opinion of Counsel, or a letter from legal counsel addressed to the Trustee permitting it to rely on an Opinion of Counsel, substantially to the effect that:

                                  (A)      in the case of an underwritten
                          offering, the Securities of such series are in the form or forms contemplated by this Indenture and have been duly and validly authorized as contemplated by this Indenture;

                                  (B)      in the case of an offering that is
                          not underwritten, the Securities of such series are in the form or forms contemplated by this Indenture, certain terms of the Securities of such series have been established pursuant to a Board Resolution, an Officer's Certificate or a supplemental indenture in accordance with this Indenture, and when such other terms as ar to be established pursuant to procedures set forth in an Issuer Order shall have been established, all such terms will have been duly authorized by the Issuer and will have been established in conformity with the provisions of this Indenture;

                                  (C)      when the Securities of such series
                          have been executed by the Issuer and authenticated by the Trustee in accordance with the provisions of this Indenture and delivered against payment therefor by the purchasers thereof, they will be valid and legally binding obligations of the Issuer, enforceable in accordance with their respective terms, and will be entitled to the benefits of this Indenture; and

                                  (D)      to such counsel's knowledge after
                          the inquiry indicated therein, the execution and delivery by the Issuer of, and the performance by the Issuer of its obligations under, the Securities of such series will not contravene any provision of applicable law or the articles of incorporation or by-laws of the Issuer or any agreement or other instrument binding upon the Issuer or any of its Subsidiaries that is material to the Issuer and its Subsidiaries, considered as one enterprise, or any judgment, order or decree of any governmental agency or any court having jurisdiction over the Issuer or any Subsidiary, and no consent, approval or authorization of any governmental body or agency is required for the performance by the Issuer of its obligations under the Securities, except such as are specified and have been obtained and such as may be required by the securities or blue sky laws of the various states in connection with the offer and sale of the Securities.


         In rendering such opinions, such counsel may qualify any opinions as to enforceability by stating that such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting the rights and remedies of creditors and is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Such counsel may rely, as to all matters governed by the laws of jurisdictions other than the State of Texas and the federal law of the United States, upon opinions of other counsel (copies of which shall be delivered to the Trustee), who shall be counsel reasonably satisfactory to the Trustee, in which case the opinion shall state that such counsel believes that both such counsel and the Trustee are entitled so to rely. Such counsel may also state that, insofar as such opinion involves factual matters, such counsel has relied, to the extent such counsel deems proper, upon certificates of officers of the Issuer and its Subsidiaries and certificates of public officials.

         The Trustee shall have the right to decline to authenticate and delivery any Securities of any series under this Section 2.4 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken by the Issuer or if the Trustee in good faith by its board of directors or board of trustees, executive committee or a trust committee of directors or trustees or Responsible Officers shall determine that such action would expose the Trustee to personal liability to existing Holders or would adversely affect the Trustee's own rights, duties or immunities under the Securities, this Indenture or otherwise.

         If the Issuer shall establish pursuant to Section 2.3 that the Securities of a series are to be issued in the form of one or more Global Securities, then the Issuer shall execute and the Trustee shall, in accordance with this Section 2.4 and the Issuer Order with respect to such series, authenticate and deliver one or more Global Securities that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Securities of such series to be issued in the form of Global Securities and not yet cancelled, (ii) shall be registered in the name of the Depositary for such Global Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions, and (iv) shall bear a legend substantially to the following effect: "Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this Security may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary."

         Each Depositary designated pursuant to Section 2.3 must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Securities Exchange Act of 1934 and any other applicable statute or regulation.

         Section 2.5      EXECUTION OF SECURITIES.   The Securities shall be
signed on behalf of the Issuer by the chairman of the Board of Directors, the president, any vice president or the treasurer of the Issuer, under its corporate seal which may, but need not, be attested by its secretary or one of its assistant secretaries. Such signatures may be the manual or facsimile signatures of the present or any future such officers. The seal of the Issuer may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced in the Securities. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

         In case of any officer of the Issuer who shall have signed any of the Securities shall cease to be such officer before the Security so signed shall be authenticated and delivered by the Trustee or disposed of by the Issuer, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security had not ceased to be such officer of the Issuer; and any Security may be signed on behalf of the Issuer by such persons as, at the actual date of the execution of such Security, shall be the proper officers of the Issuer, although at the date of the execution and delivery of this Indenture any such person was not such an officer.

         Section 2.6 CERTIFICATE OF AUTHENTICATION. Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee by the manual signature of one of its authorized signatories, or its Authenticating Agent, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. The execution of such certificates by the Trustee, or its Authenticating Agent, upon any Security executed by the Issuer shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture. Each reference in this Indenture to authentication by the Trustee includes authentication by an agent appointed pursuant to
Section 6.14.

         Section 2.7 DENOMINATION AND DATE OF SECURITIES; PAYMENTS OF INTEREST. The Securities of each series shall be issuable in registered form in denominations established as contemplated by Section 2.3 or, with respect to the Securities of any series, if not so established, in denominations of $1,000 and any integral multiple thereof. The Securities of each series shall be numbered, lettered or other distinguished in such manner or in accordance with such plan as the officers of the Issuer executing the same may determine with the approval of the Trustee, as evidenced by the execution and authentication thereof.

         Each Security shall be dated the date of its authentication. The Securities of each series shall bear interest, if any, from the date, and such interest, if any, shall be payable on the dates, established as contemplated by
Section 2.3.

         The Person in whose name any Security of any series is registered at the close of business on any record date applicable to a particular series with respect to any interest payment date for such series shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Security subsequent to the record date and prior to such interest payment date, except if and to the extent the Issuer shall default in the payment of the interest due on such interest payment date for such series, in which case such defaulted interest shall be paid to the Persons in whose names Outstanding Securities for such series are registered (a) at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holders of Securities not less than 15 days preceding such subsequent record date or (b) as determined by such other procedure as is mutually acceptable to the Issuer and the Trustee. The term "record date" as used with respect to any interest payment date (except a date for payment of defaulted interest) for the Securities of series shall mean the date specified as such in the terms of the Securities of such series established as contemplated by Section 2.3, or, if no such date is so established, if such interest payment date is the first day of a calendar month, the fifteenth day of the next preceding calendar month or, if such interest payment date is the fifteenth day of a calendar month, the first day of such calendar month, whether or not such record date is a Business Day.

         Section 2.8 REGISTRATION, TRANSFER AND EXCHANGE. The Issuer will keep at the office of each Registrar for each series of Securities a register or registers in which, subject to such reasonable regulations as it may prescribe, it will provide for the registration of Securities of each series and the registration of transfer of Securities of such series. Each such register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such register or registers shall be open for inspection and available for copying by the Trustee.

         Upon due presentation for registration of transfer of any Security of any series at the office of any Registrar, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities of the same series, maturity date, interest date, if any, and original issue date in authorized denominations for a like aggregate principal amount.

         All Securities presented for registration of transfer shall (if so required by the Issuer or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder or his attorney duly authorized in writing.

         At the option of the Holder thereof, Securities of any series (other than a Global Security, except as set forth below) may be exchanged for a Security or Securities of such series having authorized denominations and an equal aggregate principal amount, upon surrender of such Securities to be exchanged at the office of the Registrar.

         The Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of Securities. No service charge shall be made for any such transaction or for any exchange of Securities of any series for any such transaction or for any exchange of Securities of any series as contemplated by the immediately preceding paragraph.

         The Issuer shall not be required to exchange or register a transfer of
(a) any Securities of any series for a period of 15 days next preceding the first mailing or publication of notice of redemption of Securities of such series to be redeemed, (b) any Securities selected, called or being called for redemption, in whole or inpart, in the case of any Security to be redeemed in part, the portion thereof not so to be redeemed or (c) any Security if the Holder thereof has exercised his right, if any, to require the Issuer to repurchase such Security in whole or in part, except the portion of such Security not required to be repurchased.

         Notwithstanding any other provision of this Section 2.8, unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Global Security representing all or a part of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

         If at any time the Depositary for any Securities of a series represented by one or more Global Securities notifies the Issuer that it is unwilling or unable to continue as Depositary for such Securities or if at any time the Depositary for such Securities shall no longer be eligible under
Section 2.4, the Issuer shall appoint a successor Depositary with respect to such

Securities. If a successor Depositary for such Securities is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such ineligibility, the Issuer's election pursuant to Section 2.3 that such Securities be represented by one or more Global Securities shall no longer be effective and the Issuer shall execute, and the Trustee, upon receipt of an Issuer Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver Securities of such series in definitive registered form, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such Securities in exchange for such Global Security or Securities.

         The Issuer may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more Global Securities shall no longer be represented by a Global Security or Securities. In such event the Issuer shall execute, and the Trustee, upon receipt of an Officer's Certificate for the authentication and delivery of definitive Securities of such series, shall authenticate and deliver, Securities of such series in definitive registered form, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such Securities, in exchange for such Global Security or Securities.

         If specified by the Issuer pursuant to Section 2.3 with respect to Securities represented by a Global Security, the Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for Securities of the same series in definitive registered form on such terms as are acceptable to the Issuer and such Depositary. Thereupon, the Issuer shall execute, and the Trustee shall authenticate and deliver, without service charge,
                          (i) to the Person specified by such Depositary, a new Security or Securities of the same series, of any authorized denominations as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Security; and

                          (ii) to such Depositary a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities authenticated and delivered pursuant to clause (i) above.

         Upon the exchange of a Global Security for Securities in definitive registered form in authorized denominations, such Global Security shall be cancelled by the Trustee or an agent of the Issuer or the Trustee. Securities in definitive registered form issued in exchange for a Global Security pursuant to this Section 2.8 shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or an agent of the Issuer or the Trustee. The Trustee or such agent shall deliver at its office such Securities to or as directed by the Persons in whose names such Securities are so registered.

         All Securities issued upon any transfer or exchange of Securities shall be valid and legally binding obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

         Section 2.9 MUTILATED, DEFACED, DESTROYED, LOST AND STOLEN SECURITIES. In case any temporary or definitive Security shall become mutilated, defaced or be destroyed, lost or stolen, the Issuer in its discretion may execute, and upon the written request of any officer of the Issuer, the Trustee, in the absence of notice to the Trustee that such Security has been acquired by a bona fide purchaser, shall authenticate and deliver a new Security of the same series, maturity date, interest rate, if any, and original issue date, bearing a number or other distinguishing symbol not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as may be required by the Trustee to indemnity and defend and to save each of the Trustee and the Issuer harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof and in the case of mutilation or defacement, shall surrender the Security to the Trustee or such agent.

         Upon the issuance of any substitute Security, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or its agent) connected therewith. In case any Security which has matured or is about to mature or has been called for redemption in full or is being surrendered for conversion in full shall become mutilated or defaced or be destroyed, lost or stolen, the Issuer may instead of issuing a substitute Security, pay or authorize the payment of the same or the conversion of such Security (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment or conversion shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as any of them may require to hold each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer and the Trustee and any agent of the Issuer or the Trustee evidence to the Trustee's satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

         Every substitute Security of any series issued pursuant to the provisions of this Section 2.9 by virtue of the fact that any such Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities of such series duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement, payment or conversion of mutilated, defaced, destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement payment or conversion of negotiable instruments or other securities without their surrender.

         Section 2.10 CANCELLATION OF SECURITIES; DISPOSITION THEREOF. All Securities surrendered for payment, purchase, redemption, registration of transfer, exchange or conversion, or for credit against any payment in respect of a sinking or analogous fund, if surrendered to the Issuer or any agent of the Issuer or the Trustee or any agent of the Trustee, shall be delivered to the Trustee or its agent for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee or its agent shall dispose of cancelled Securities held by it, or hold such Securities in accordance with its standard retention policy, and deliver a certificate of disposition or retention to the Issuer. If the Issuer or its agent shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee or its agent for cancellation.

         Section 2.11 TEMPORARY SECURITIES. Pending the preparation of definitive Securities for any series, the Issuer may execute and the Trustee shall authenticate and deliver temporary Securities for such series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities of any series shall be issuable in any authorized denomination, and substantially in the form of the definitive Securities of such series but with such missions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Issuer with the concurrence of the Trustee as evidenced by the execution and authentication thereof. Temporary Securities may contain such references to any provisions of this Indenture as may be appropriate. Every Temporary Security shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without reasonable delay the Issuer shall execute and shall furnish definitive Securities of such series and thereupon temporary Securities of such series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Issuer for that purpose pursuant to Section 3.2 and the Trustee shall authenticate and deliver in exchange for such temporary Securities of such series an equal aggregate principal amount of definitive Securities of the same series having authorized denominations. Until so exchanged, the temporary Securities of any series shall be entitled to the same benefits under this Indenture as definitive Securities of such series, unless otherwise established pursuant to Section 2.3.

         Section 2.12 COMPUTATION OF INTEREST. Except as otherwise specified as contemplated by Section 2.1 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of 12 30-day months.

                                  ARTICLE III

                            COVENANTS OF THE ISSUER

         Section 3.1 PAYMENT OF PRINCIPAL AND INTEREST. The Issuer covenants and agrees that it will duly and punctually pay or cause to be paid the principal of and interest, if any, on each of the Securities at the place, at the respective times and in the manner provided in the Securities.

         Section 3.2 OFFICE FOR NOTICES AND PAYMENTS, ETC.. So long as any of the Securities are Outstanding, the Issuer will maintain in each Place of Payment, an office or agency where the Securities may be presented for payment ("Paying Agent"), an office or agency where the Securities may be presented for registration of transfer and for exchange ("Registrar") and, if applicable, an office or agency where the Securities may be presented for conversion ("Conversion Agent") as in this Indenture provided, and an office or agency where notices and demands to or upon the Issuer in respect of the Securities or of this Indenture may be served. In case the Issuer shall at any time fail to maintain any such office or agency, or shall fail to give notice to the Trustee of any change in the location thereof, presentation may be made and notice and demand may be served in respect of the Securities or of this Indenture at the Corporate Trust Office. The Issuer hereby initially designates the Corporate Trust Office for each such purpose and appoints the Trustee as Registrar, Paying Agent, Conversion Agent and as the agent upon whom notices and demands may be served with respect to the Securities.

         Section 3.3 NO INTEREST EXTENSION. In order to prevent any accumulation of claims for interest after maturity thereof, the Issuer will not directly or indirectly extend or consent to the extension of the time for the payment of any claim for interest on any of the Securities and will not directly or indirectly be a party to or approve any such arrangement by the purchase or funding of said claims or in any other manner; provided, however, that this Section 3.3 shall not apply in any case where an extension shall be made pursuant to a plan proposed by the Issuer to the Holders of all Securities of any series then Outstanding.

         Section 3.4 APPOINTMENTS TO FILL VACANCIES IN TRUSTEE'S OFFICE. The Issuer, whenever necessary to avoid or fill a vacancy in the office of the Trustee, will appoint, in the manner provided in Section 6.10, a Trustee so that there shall at all times be a Trustee hereunder.

         Section 3.5      PROVISION AS TO PAYING AGENT.

                 (a) If the Issuer shall appoint a Paying Agent other than the Trustee, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 3.5,

                          (1) that it will hold all sums held by it as such agent for the payment of the principal of or interest, if any, on the Securities (whether such sums have been paid to it by the Issuer or by any other obligor on the Securities) in trust for the benefit of the Holders of the Securities or the Trustee; and

                          (2) that it will give the Trustee notice of any failure by the Issuer (or by the other obligor on the Securities) to make any payment of the principal of or interest, if any, on the Securities when the same shall be due and payable; and

                          (3)     that it will, at any time during the
                 continuance of any such failure, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

                 (b) If the Issuer shall act as its own Paying Agent, it will, on or before each due date of the principal of or interests, if any, on the Securities, set aside, segregate and hold in trust for the benefit of the Holders of the Securities a sum sufficient to pay such principal or interest, if any, so becoming due and will notify the Trustee of any failure to take such action and of any failure by the Issuer (or by any other obligor under the Securities) to make any payment of the principal of or interest, if any, on the Securities when the same shall become due and payable.

                 (c) Anything in this Section 3.5 to the contrary notwithstanding, the Issuer may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it, or any Paying Agent hereunder, as required by this
         Section 3.5, such sums to be held by the Trustee upon the trusts herein contained.

                 (d) Anything in this Section 3.5 to the contrary notwithstanding, any agreement of the Trustee or any Paying Agent to hold sums in trust as provided in this Section 3.5 is subject to Sections 10.3 and 10.4.

                 (e) Whenever the Issuer shall have one or more Paying Agents, it will, on or before each due date of the principal of or interest, if any, on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal or interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, if any, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of its action or failure so to act.

         Section 3.6 CORPORATE EXISTENCE. Subject to, and except as otherwise provided in, Article IX, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and franchise to be a corporation, and will remain qualified as a foreign corporation in good standing in each jurisdiction wherein the ownerships of its assets or the conduct of its business requires it to be so qualified, except where the failure to so qualify would not have a material adverse effect on the Issuer and its Subsidiaries taken as a whole.

         Section 3.7 MAINTENANCE OF PROPERTIES. The Issuer will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Issuer may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Issuer from discontinuing the operation or maintenance of any of such properties is such discontinuance is, in the judgment of the Issuer, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

         Section 3.8 PAYMENT OF TEXAS AND OTHER CLAIMS. The Issuer will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Issuer or any Subsidiary or upon the income, profits or property of the Issuer or Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Issuer or any Subsidiary; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

         Section 3.9 PROHIBITION ON INCURRENCE OF SENIOR SUBORDINATED DEBT. The Issuer will not incur or suffer to exist Indebtedness that is or purports to be, pursuant to its terms or the terms of any agreement relating thereto, senior in right of payment to the Securities and subordinate or junior in right of payment to any other Indebtedness of the Issuer; provided that no Indebtedness of the Issuer shall be deemed to be subordinate to any other Indebtedness of the Issuer solely by virtue of any such other Indebtedness being secured or otherwise having the benefit of any lien or security interest.

                                   ARTICLE IV

                    SECURITYHOLDERS LIST AND REPORTS BY THE
                             ISSUER AND THE TRUSTEE

         Section 4.1 ISSUER TO FURNISH TRUSTEE INFORMATION AS TO NAMES AND ADDRESSES OF SECURITYHOLDERS. The Issuer and any other obligor on the Securities covenant and agree that they will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of the Securities of each series as of a date not more than 15 days prior to the time such information is furnished;

                 (a) semiannually and not more than 15 days after each March 1 and September 1; and

                 (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Issuer of any such request;

provided that if and so long as Trustee shall be the Registrar for such series, such List shall not be required to be furnished.

         Section 4.2      PRESERVATION AND DISCLOSURE OF SECURITYHOLDERS LISTS.

                 (a) The Trustee shall preserve, in current a form as is reasonably practicable, all information as to the names and addresses of the Holders of each series of Securities (i) contained in the most recent list furnished to it as provided in Section 4.1, and (ii) received by it in its capacity of Registrar or Paying Agent for such series, if so acting. The Trustee may destroy any list furnished to it as provided in Section 4.1 upon receipt of a new list so furnished.

                 (b) In case three or more Holders of Securities (hereinafter referred to as "applicants") apply in writing to the Trustee and furnished to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Securities of a particular series (in which case the applicants must all hold Securities of such series) or with Holders of all Securities with respect to their rights under this Indenture or under such Securities, and such application is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either

                          (i) afford to such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 4.2, or

                          (ii) inform such applicants as to the approximate number of Holders of Securities of such series of all Securities, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of subsection (a) of this Section 4.2, and as to the approximate cost of mailing to such Securityholders the form of proxy or other communication, if any, specified in such application.

         If the Trustee shall elect not to afford to such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Securityholder of such series or all Holders of Securities, as the case may be, whose name and address appears in the information preserved at the time by the Trustee in accordance with the provisions of subsection

(a) of this Section 4.2, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing , unless within five days after such tender, the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Securities of such series or of all Securities, as the case may be, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or, if, after entry of an order sustaining one or more of such objection, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met, and shall enter an order to declaring, the Trustee shall mail copies of such material to all such Securityholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

                 (c) Each and every Holder of Securities, by receiving and holding the same, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with the provisions of subsection (b) of this Section 4.2, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under such subsection
         (b).

         Section 4.3      REPORTS BY THE ISSUER.  The Issuer covenants:

                 (a) to file with the Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or
         Section 15(d) of the Securities Exchange Act of 1934; or, if the Issuer is not required to file information, documents or reports pursuant to either of such Sections, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of debt security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

                 (b) to file with the Trustee and the Commission, in accordance with rules and regulations presented from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants provided for in this Indenture as may be required fro time to time by such rules and regulations;

                 (c) to transmit by mail to the Holders of Securities within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 4.4(c), such summaries of any information, documents and reports required to be filed by the Issuer pursuant to subsections (a) and (b) of this Section 4.3 as may be required to be transmitted to such Holders by rules and regulations prescribed from time to time by the Commission; and

                 (d) furnish to the Trustee, not less then annually, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his knowledge of the Issuer's compliance with all conditions and covenants under this Indenture. For purposes of this subsection (d), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

         Section 4.4      REPORTS BY THE TRUSTEE.

                 (a) Within 60 days after September 15 of each year commencing with the year 1997, the Trustee shall transmit by mail to the Holders of Securities, as provided in subsection (c) of this
         Section 4.4, a brief report dated as of such September 15 with respect to any of the following events which may have occurred within the last 12 months (but if no such event has occurred within such period, no report need be transmitted):

                          (i)     any change to its eligibility under Section
                 6.9 and its qualification under Section 6.8;

                          (ii) the creation of, or any material change to, a relationship specified in paragraph (i) through (x) of Section 6.8(c);

                          (iii) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities of any series, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than 1/2 of 1% of the principal amount of all Securities Outstanding on the date of such report;

                          (iv) the amount, interest rate, if any, and maturity date of all other indebtedness owing by the Issuer (or by any other obligor on the Securities) to the Trustee in its individual capacity on the date of such report, with a brief description of any property held as collateral security therefor, except any indebtedness based upon a creditor relationship arising in any manner described in Section 6.13(b)(2), (3) (4) or (6);

                          (v) any change to the property and funds, if any, physically in the possession of the Trustee (as such) on the date of such report;

                          (vi) any additional issue of Securities which the Trustee has not previously reported; and

                          (vii) any action taken by the Trustee in the performance of its duties under this Indenture which it has not previously reported and which in its opinion material affects the Securities, except action in respect of a default, notice of which has been or is to be withheld by it in accordance with the provisions of Section 5.8.

                 (b) The Trustee shall transmit to the Securityholders of each series, as provided in subsection (c) of this Section 4.4, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee, as such, since the date of the last report transmitted pursuant to the provisions of subsection
         (a) of this Section 4.4 (or if no such report has yet been so transmitted, since the date of this Indenture) for the reimbursement of which it claims or may claim a lien or charge prior to that of the Securities of such series on property or funds held or collected by it as Trustee and which it has not previously reported pursuant to this subsection (b), except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of all Securities Outstanding at such time, such report to be transmitted within 90 days after such time.

                 (c) Reports pursuant to this Section shall be transmitted by mail:

                          (i) to all Holders of Securities, as the names and addresses of such Holders appear upon the registry books of the Issuer; and

                          (ii) to all other Persons to whom such reports are required to be transmitted pursuant to Section 313(c) of the Trust Indenture Act of 1939.

                 (d) A copy of each such report shall, at the time of such transmission to Securityholders, be furnished to the Issuer and be filed by the Trustee with each stock exchange upon which the Securities of any applicable series are listed and also with the Commission. The Issuer agrees to notify the Trustee with respect to any series when and as the Securities of such series become admitted to trading on any national securities exchange.

                                   ARTICLE V

                 REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON
                                EVENT OF DEFAULT

         Section 5.1 EVENTS OF DEFAULT. "Event of Default", wherever used herein with respect to Securities of any series, means any one or more of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article XIV or otherwise), unless it is earlier inapplicable to a particular series or is specifically deleted or modified in or pursuant to the Board Resolutions or supplemental indenture establishing such series of Securities or in the form of Security for such series:

                 (a) default in the payment of any installment of interest upon any of the Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

                 (b) default in the payment of the principal of any of the Securities of such series as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise; or

                 (c) default in the payment or satisfaction of any sinking fund or other purchase obligation with respect to the Securities of such series, as and when such obligation shall become due and payable; or

                 (d) failure on the part of the Issuer duly to observe or perform any other of the covenants or agreements on the part of the Issuer in the Securities of such series or in this Indenture continued for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Issuer by the Trustee by registered mail, or to the Issuer and the Trustee by the Holders of at least 25 percent in aggregate principal amount of the Securities of such series then Outstanding; or

                 (e) without the consent of the Issuer a court having jurisdiction shall enter an order for relief with respect to the Issuer under the Bankruptcy Code or without the consent of the Issuer a court having jurisdiction shall enter a judgment, order or decree adjudging the Issuer a bankrupt or insolvent, or enter an order for relief for reorganization, arrangement, adjustment or composition of or in the respect to the Issuer under the Bankruptcy Code or applicable state insolvency law and the continuance of any such judgment, order or decree is unstayed and in effect for a period of 60 consecutive days; or

                 (f) the issuer shall institute proceedings for entry of an order for relief with respect to the Issuer under the Bankruptcy Code or for an adjudication of insolvency, or shall consent to the institution of bankruptcy or insolvency proceedings against it, or shall file a petition seeking, or seek or consent to reorganization, arrangement, composition or relief under the Bankruptcy Code or any applicable state law, or shall consent to filing of such petition or to the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator or similar official of the Issuer or of substantially all of its property or the Issuer shall make a general assignment for the benefit of creditors as recognized under the Bankruptcy Code; or

                 (g) default under any bond, debenture, note or other evidence of Indebtedness for money borrowed by the Issuer or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer, whether such Indebtedness exists on the date hereof or shall hereafter be created, which default shall have resulted in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have been due and payable, or any default in payment of such Indebtedness (after the expiration of any applicable grace periods and the presentation of any debt instruments, if required), if the aggregate amount of all such Indebtedness which has been so accelerated and with respect to which there has been such a default in payment shall exceed $5,000,000, without each such default and acceleration having been rescinded or annulled within a period of 30 days after there shall have been given to the Issuer by the Trustee by registered mail, or the Issuer and the Trustee by the Holders of at least 25 percent in aggregate principal amount of the Securities of such series then Outstanding, a written notice specifying each such default and requiring the Issuer to cause each such default and acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or

                 (h) any other Event of Default provided with respect to the Securities of such series.

         If an Event of Default with respect to Securities of any series then Outstanding occurs and is continuing, then and in each and every such case, unless the principal of all of the Securities of such series shall have already become due and payable, either the Trustee or the Holders of not less than 25 percent in aggregate principal amount of the Securities of such series then Outstanding, by notice in writing to the Issuer (and to the trustee if given by Securityholders), may declare the unpaid principal amount (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all the Securities of such series and the interest, if any, accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately and due and payable, anything in this Indenture or in the Securities of such series contained to the contrary notwithstanding. This provision, however, is subject to the condition that, if at any time after the unpaid principal amount (or such specified amount) of the Securities of such series shall have been so declared due and payable and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Issuer shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest, if any, upon all of the Securities of such series and the principal of any and all Securities of such series which shall have become due otherwise than by acceleration (with interest on overdue installments of interest, if any, to the extent that payment of such interest is enforceable under applicable law and on such principal at the rate borne by the Securities of such series to the date of such payment or deposit) and the reasonable compensation, disbursements, expenses and advances of the Trustee, its agents, attorneys and counsel, and any and all defaults under this Indenture, other than the nonpayment of such portion of the principal amount of and accrued interest, if any, on Securities of such series which shall have become due by acceleration, shall have been cured or shall have been waived in accordance with Section 5.7 or provision deemed by the Trustee to be adequate shall have been made therefor -- then and in every such case the Holders of a majority in aggregate principal amount of the Securities of such series then Outstanding, by written notice to the Issuer and to the Trustee, may rescind and annul such declaration and its consequences; but no such rescission and annulment shall extent to or shall affect any subsequent default, or shall impair any right consequent thereon. If any Event of Default with respect to the issuer specified in Section 5.1(e) or 5.1(f) occurs, the unpaid principal amount (or, if the Securities of any series then Outstanding are Original Issue Discount Securities, such portion of the principal amounts as may be specified in the terms of each such series) and accrued interest on all Securities of each series then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act by the Trustee or any Securityholder.

         If the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Issuer, the Trustee and the Securityholders shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Issuer the Trustee and the Securityholders shall continue as though no such proceeding had been taken.

         Except with respect to an Event of Default pursuant to Section 5.1(a),
(b) or (c), the Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Responsible Officer by the Issuer, a Paying Agent or any Securityholder.

         Section 5.2 PAYMENT OF SECURITIES ON DEFAULT; SUIT THEREFOR. The Issuer covenants that (a) if default shall be made in the payment of any installment of interest upon any of the Securities of any series then Outstanding as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, or (b) if default shall be made in the payment of the principal of any of the Securities of such series as and when the same shall have become due and payable, whether at maturity of the Securities of such series or upon redemption or by declaration or otherwise--then, upon demand of the Trustee, the Issuer will pay to the Trustee, for the benefit of the Holders of the Securities, the whole amount that then shall have become due and payable on all such Securities of such series for principal or interest, if any, or both, as the case may be, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest, if any, at the rate borne by the Securities of such series; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or bad faith.

         If the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or any other obligor on the Securities of such series and collect in the manner provided by law out of the property of the Issuer or any other obligor on the Securities of such series, wherever situated, the moneys adjudged or decreed to be payable.

         If there shall be pending proceedings for the bankruptcy or for the reorganization of the Issuer or any other obligor on the Securities of any series then Outstanding under any bankruptcy, insolvency or other similar law now or hereafter in effect, or if a receiver or trustee or similar law now or hereafter in effect, or if a receiver or trustee or similar official shall have been appointed for the property of the Issuer or such other obligor, or in the case of any other similar judicial proceedings relative to the Issuer or other obligor upon the Securities of such series, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of the Securities of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have mad any demand pursuant to the provisions of this
Section 5.2, shall be entitled and empowered by intervention in such proceedings or otherwise to file and prove a claim or claims for the whole amount of principal and interest, if any, owing and unpaid in respect of the Securities of such series, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Securityholders allowed in such judicial proceedings relating to the Issuer or any other obligor on the Securities of such series, its or their creditors, or its or their property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses, and any receiver, assignee or trustee or similar official in bankruptcy or reorganization is hereby authorized by each of the Securityholders to make such payments to the Trustee, and, if the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due it for compensation and expenses, including counsel fees incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses and counsel fees out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, moneys, securities and other property which the Holders of the Securities of such series may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

         All rights of action and of asserting claims under this Indenture, or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities, or the production thereof at any trial or other proceeding relative thereto, and any such suits or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Holders of the Securities of the series in respect of which such judgment has been recovered.

         Section 5.3 APPLICATION OF MONEYS COLLECTED BY TRUSTEE. Any moneys collected by the Trustee pursuant to Section 5.2 with respect to Securities of any series then Outstanding shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of the several Securities of such series, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

         FIRST: To the payment of costs and expenses of collection and reasonable compensation to the Trustee, its agents, attorneys and counsel, and of all other expenses and liabilities incurred, and all advances made, by the trustee pursuant to Section 6.6 except as a result of its negligence or bad faith;

         SECOND: If the principal of the Outstanding Securities of such series shall not have become due and be unpaid, to the payment of interest, if any, on the Securities of such series, in the order of the maturity of the installments of such interest, if any, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest, if any, at the rate borne by the Securities of such series, such payment to be made ratably to the Persons entitled thereto;

         THIRD: If the principal of the Outstanding Securities of such series shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Securities of such series for principal and interest, if any, with interest on the overdue principal and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest, if any, at the rate borne by the Securities of such series; and in case such moneys shall be insufficient to pay in full the whole amounts so due and unpaid upon the Securities of such series, then to the payment of such principal and interest, if any, without preference or priority of principal over interest, or of interest over principal, or of any installment of interest, or of any other installment of interest, or of any Security over any other Security, ratably to the aggregate of such principal and accrued and unpaid interest; and

         FOURTH: To the payment of any surplus then remaining to the Issuer, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same.

         No claim for interest which in any manner at or after maturity shall have been transferred or pledged separate or apart from the Securities to which it relates, or which in any manner shall have been kept alive after maturity by an extension (otherwise than pursuant to an extension made pursuant to a plan proposed by the Issuer to the Holders of all Securities of any series then Outstanding), purchase, funding or otherwise by or on behalf or with the consent or approval of the Issuer shall be entitled, in case of a default hereunder, to any benefit of this Indenture, except after prior payment in full of the principal of all Securities of any series then Outstanding and of all claims for interest not so transferred, pledged, kept alive, extended, purchased or funded.

         Section 5.4 PROCEEDINGS BY SECURITYHOLDERS. No Holder of any Securities of any series then Outstanding shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture of the Securities or for the appointment of a receiver or trustee or similar official, or for any other remedy hereunder or thereunder, unless such holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless the Holders of not less than 25 percent in aggregate principal amount of the Securities of such series then Outstanding shall have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by the Holder of every Security of such series with every other taker and Holder and the Trustee, that no one or more Holders of Securities of such series shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture or of the Securities to affect, disturb or prejudice the rights of any other Holder of such Securities of such series, or to obtain or seek to obtain priority over or preference as to any other such Holder, or to enforce any right under this Indenture or the Securities, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities of such series.

         Notwithstanding any other provisions in this Indenture, but subject to
Article XIV, the right of any Holder of any Security to receive payment of the principal of and interest, if any, on such Security, on or after the respective due dates expressed in such Security, or, if applicable, to convert such Security as provided in Article XIII, or to institute suit for the enforcement of any such payment on or after such respective dates or for the enforcement of any such right to convert shall not be impaired or affected without the consent of such Holder.

         Section 5.5 PROCEEDINGS BY TRUSTEE. In case of an Event of Default hereunder, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceedings in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

         Section 5.6 REMEDIES CUMULATIVE AND CONTINUING. All powers and remedies given by this Article V to the Trustee or to the Securityholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Securityholders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Securityholder to exercise any right or power accruing upon any default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the Provisions of Section 5.4, every power and remedy given by this Article V or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.

         Section 5.7 DIRECTION OF PROCEEDINGS; WAIVER OF DEFAULTS BY MAJORITY OF SECURITYHOLDERS. The Holders of a majority in aggregate principal amount of the Securities of any series then Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to Securities of such series; provided, however, that (subject to the provisions of Section 6.1) the Trustee shall have the right to decline to follow any such direction if the Trustee shall determine upon advice of counsel that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, its execution committee, or a trust committee of directors or Responsible Officers or both shall determine that the action or proceeding so directed would involve the Trustee in personal liability. The Holders of a majority in aggregate principal amount of the Securities of any series then Outstanding may on behalf of the Holders of all of the Securities of such series waive any past default or Event of Default hereunder and its consequences except a default in the payment of interest, if any, on, or the principal of, the Securities of such series. The provisions of Section 316(a)(1)(B) of the Trust Indenture Act of 1939 are expressly excluded herefrom. Upon any such waiver the Issuer, the Trustee and the Holders of the Securities of such series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event or Default hereunder shall have been waived as permitted by this Section 5.7, said default or Event of Default shall for all purposes of the Securities and this Indenture be deemed to have been cured and to be not continuing.

         Section 5.8 NOTICE OF DEFAULTS. The Trustee shall, within 90 days after the occurrence of a default, with respect to Securities of any series then Outstanding, mail to all Holders of Securities of such series, as the names and the addresses of such Holders appear upon the Security register, notice of all defaults known to the Trustee with respect to such series, unless such defaults shall have been cured before the giving of such notice (the term "defaults" for the purpose of this Section 5.8 being hereby defined to be the events specified in clauses (a), (b), (c), (d), (e), (f), (g) and (h) of Sections 5.1, not including periods of grace, if any, provided for therein and irrespective of the giving of the written notice specified in said clause (d) or
(g) but in the case of any default of the character specified in said clause (d) or (g) no such notice to Securityholder shall be given until at least 60 days after the giving of written notice thereof to the Issuer pursuant to said clause (d) or (g), as the case may be); provided, however, that, except in the case of default in the payment of the principal of or interest, if any, on any of the Securities, or in the payment or satisfaction of any sinking fund or other purchase obligation, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or Responsible Officers or both of the Trustee in good faith determine that the withholding of such notice is in the best interests of the Securityholders.

         Section 5.9 UNDERTAKING TO PAY COSTS. All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the cost of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this
Section 5.9 shall not apply to any suit instituted by the trustee, to any suit instituted by any Securityholder or group of Securityholders, holding in the aggregate more than ten percent in principal amount of the Securities of any series then Outstanding, or to any suit instituted by any Securityholders for the enforcement of the payment of the principal of, or interest, if any, on any Security against the Issuer on or after the due date expressed in such Security or for the enforcement of the right to convert any Security in accordance with
Article XIII. The provisions of Section 315(e) of the Trust Indenture Act of 1939 are expressly excluded herefrom.

         Section 5.10 TRUSTEE MAY ENFORCE CLAIM WITHOUT POSSESSION OF SECURITIES. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceedings relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

         Section 5.11 WAIVER OF STAY OR EXTENSION LAWS. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE VI

                             CONCERNING THE TRUSTEE

         Section 6.1 DUTIES AND RESPONSIBILITIES OF THE TRUSTEE; DURING DEFAULT; PRIOR TO DEFAULT. With respect to the Holders of any series of Securities issued hereunder, the Trustee, prior to the occurrence of an Event of Default with respect to the Securities of a particular series and after the curing or waiving of all Events of Default which may have occurred with respect to such series, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default with respect to the Securities of a series has occurred (which has not been cured or waived) the Trustee shall exercise with respect to such series of Securities such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that

                 (a) prior to the occurrence of an Event of Default with respect to the Securities of any series and after the curing or waiving of all such Events of Default with respect to such series which may have occurred;

                          (i) the duties and obligations of the Trustee with respect to the Securities of any series shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                          (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished by the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

                 (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                 (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 5.7 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

         None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

         Section 6.2      CERTAIN RIGHTS OF THE TRUSTEE.  Subject to Section
6.1:

                 (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (b) any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officer's Certificate or Issue Order (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Issuer;

                 (c) the Trustee may consult with counsel and any written advice or any Opinion of Counsel and shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

                 (d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture (including, without limitation, pursuant to Section 5.1), unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

                 (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

                 (f) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities of all series affected then Outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Issuer or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Issuer upon demand; and

                 (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

         Section 6.3 TRUSTEE NOT RESPONSIBLE RECITALS, DISPOSITION OF SECURITIES OR APPLICATION OF PROCEEDS THEREOF. The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture, of the Securities or of any prospectus used to sell the Securities. The Trustee shall not be accountable for the use or application by the Issuer of any of the Securities or of the proceeds thereof.

         Section 6.4 TRUSTEE AND AGENTS MAY HOLD SECURITIES; COLLECTIONS, ETC. The Trustee or any agent of the Issuer or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and, subject to Sections 6.8 and 6.13, may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not the Trustee or such agent.

         Section 6.5      MONEYS HELD BY TRUSTEE.  Subject to the provisions of
Section 10.4 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Issuer or the Trustee shall be under any liability for interest on any moneys received by it hereunder.

         Section 6.6 COMPENSATION AND INDEMNIFICATION OF TRUSTEE AND ITS PRIOR CLAIM. The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Issuer covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursements or advance as may arise from its negligence or bad faith. The Issuer also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim or liability in the premises. The obligations of the Issuer under this Section
6.6 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder, shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee and shall not be subordinate to the payment of the Senior Indebtedness pursuant to Article XIV. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities, and the Securities are hereby subordinated to such senior claim. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1 or in connection with Article V hereof, the expenses (including the reasonable fees and expenses of its counsel) and the compensation for the services in connection therewith are intended to constitute expenses of administration under any bankruptcy law.

         Section 6.7 RIGHT OF TRUSTEE TO RELY ON OFFICER'S CERTIFICATE, ETC. Subject to Section 6.1 and 6.2, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer's Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith hereof.

         Section 6.8      QUALIFICATION OF TRUSTEE; CONFLICTING INTERESTS.

                 (a) If the Trustee has or shall acquire any conflicting interest (as defined in subsection (c)), then within 90 days after ascertaining that it has such conflicting interest, and if the default (as defined in subsection (c)) to which such conflicting interest relates has not been cured or duly waived or otherwise eliminated before the end of such 90-day period, the Trustee shall either eliminate such conflicting interest or, except as otherwise provided below, resign, and the Issuer shall take prompt steps to have a successor appointed in the manner provided in Section 6.10.

                 (b) If the Trustee shall fail to comply with the provisions of subsection (a), the Trustee shall, within 10 days after the expiration of such 90-day period, transmit notice of such failure to the Securityholders in the manner and to the extent provided in
         Section 4.4 and, subject to the provisions of Section 5.9, unless the Trustee's duty to resign is stayed as provided below, any Securityholder who has been a bond fide holder of Securities for at least six months may, on behalf of himself and all other similarly situated, petition any court of competent jurisdiction for the removal of the Trustee, and the appointment of a successor, if the Trustee fails, after written request thereof by such Securityholder, to comply with the provisions of subsection (a).

                 Except in the case of a default in the payment of the principal of or interest on any Security, or in the payment of any sinking or purchase fund installment, the Trustee shall not be required to resign as provided by this Section 6.8 if the Trustee shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that

                          (i) the default under this Indenture may be cured or waived during a reasonable period and under the procedures described in such application, and

                          (ii) a stay of the Trustee's duty to resign will not be inconsistent with the interests of Holders of the Securities.

                 The filing of such an application shall automatically stay the performance of the duty to resign until the Commission orders otherwise. Any resignation of the Trustee shall become effecting only upon the appointment of a successor trustee in accordance with the provisions of Section 6.10 and such successor's acceptance of such an appointment.

                 (c) For the purposes of this Section 6.8, the Trustee shall be deemed to have a conflicting interest with respect to Securities of any series if the Securities of such series are in default (as determined in accordance with the provisions of Section 5.1, but exclusive of any period of grace or requirement of notice) and

                          (i) the Trustee is trustee under this Indenture with respect to the Outstanding Securities of any other series or is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Issuer are outstanding, unless such other indenture is a collateral trust indenture under which the only collateral consists of Securities issued under this Indenture; provided that there shall be excluded from the operation of this paragraph, this Indenture with respect to the Securities of any other series and there shall also be so excluded any other indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer are outstanding if (x) this Indenture is and, if applicable, this Indenture and any series issued pursuant to this Indenture and such other indenture or indentures are wholly unsecured and rank equally, and such other indenture or indentures are hereafter qualified under the Trust Indenture Act of 1939, unless the Commission shall have found and declared by order pursuant to Section 305(b) or Section 307(c) of the Trust Indenture Act of 1939, that differences exist between the provisions of this Indenture with respect to Securities of such series and one or more other series, or the provisions of this Indenture and the provisions of such other indenture or indentures which are so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture with respect to Securities to such series and such other series or under this Indenture or such other indenture or indentures, or (y) the Issuer shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that trusteeship under this Indenture with respect to Securities of such series and such other series, or under this Indenture and such other indenture or indentures is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture with respect to Securities of such series and such other series, or under this Indenture and such other indentures;

                          (ii) the Trustee or any of its directors or executive officers is an underwriter for the Issuer;

                          (iii) the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with an underwriters for the Issuer;

                          (iv) the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee, or representative of the Issuer, or of an underwriter (other than the Trustee itself) for the Issuer who is currently engaged in the business of underwriting, except that (x) one individual may be a director or an executive officer, or both, of the Trustee and a director or an executive officer, or both, of the Issuer, but may not be at the same time an executive officer or both the Trustee and the Issuer; (y) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director or an executive officer, or both, of the Trustee and a director of the Issuer, and (z) the Trustee may be designated by the Issuer or by any underwriter for the Issuer to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent, or depositary, or in any other similar capacity, or, subject to the provisions of subsection (c)(i) of this Section, to act as trustee, whether under an indenture or otherwise;

                          (v) 10% or more of the voting securities of the Trustee is beneficially owned either by the Issuer or by any director, partner or executive officer thereof, or 20% or of such voting securities is beneficially owned, collectively, by any two or more of such person; or 10% or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Issuer or by any director, partner, or executive officer thereof, or is beneficially owned, collectively, by any two or more such persons;

                          (vi) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, (x) 5% or more of the voting securities of 10% or more of any other class of security of the Issuer, not including the Securities issued under this Indenture and securities issued under any other indenture under which the Trustee is also trustee, or (y) 10% or more of any class of security of an underwriter for the Issuer;

                          (vii) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, 5% or more of the voting securities of any person who, to the knowledge of the Trustee, owns 10% or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Issuer;

                          (viii) the Trustee is the beneficial owner of, or holds as collateral Security for an obligation which is in default, 10% or more of any class of security of any person who, to the knowledge of the Trustees, owns 50% or more of the voting securities of the Issuer;

                          (ix) the Trustee owns on the date of default (as determined in accordance with the provisions of Section 5.1, but exclusive of any period of grace or requirement of notice) or on any anniversary of such default while such default remains outstanding, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of 25% or more of the voting securities, or of any class security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraphs (vi), (vii) or (viii) of this subsection. As to any such securities of which the Trustee acquired ownership through becoming executor, administrator, or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply, for a period of two years from the date of such acquisition, to the extent that such securities included in such estate do not exceed 25% of such voting securities of 25% of any such class of security. Promptly after the dates of any such default and annually in each succeeding year that the Securities remain in default, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of such dates. If the Issuer fails to make payment in full of principal of or interest on any of the Securities when and as the same becomes due and payable, and such failure continues for 30 days thereafter, the Trustee shall make a prompt check of this holdings of such Securities in any of the above-mentioned capacities as of the date of the expiration of such 30-day period, and after such date, notwithstanding the foregoing provisions of this paragraph, all such Securities so held by the Trustee, with sole or joint control over such Securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of paragraphs (vi),
                 (vii) and (viii) of this subsection; or

                          (x) except under the circumstances described in paragraphs (1), (3), (4), (5) or (6) of Section 6.13(b), the Trustee shall or shall become creditor of the Issuer.

         For purposes of subsection (c)(i), the term "series of securities" or "series" means a series, class or group of securities issuable under an indenture pursuant to whose terms holders of one such series may vote to direct the Trustee, or otherwise take action pursuant to a vote of such holders, separately from holders of another such series; provided, that "series of securities" or "series" shall not include any series of securities issuable under an indenture if all such series rank equally and are wholly unsecured.

         The specification of percentages in subsections (c)(v) to (ix), inclusive, of this Section 6.8 shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control of the purposes of subsections (c)(iii) or (vii) of this Section 6.8.

         For the purposes of subsections (c)(vi), (vii), (viii) and (ix) of this Section 6.8, only,

                 (i) the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies, or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness;

                 (ii) an obligation shall be deemed to be in default when a default in payment of principal shall have continued for 30 days or more and shall not have been cured; and

                 (iii) the Trustee shall not be deemed to be the owner or holder of (x) any security which it holds as collateral security, as trustee or otherwise, for an obligation which is not in default as defined in clause (ii) above, or (y) any Security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (z) any security which it holds as agent for collection, or as custodian, escrow agent, or depositary, or in any similar representative capacity.

         Except as provided above, the word "security" or "securities" as used in this Section 6.8 shall mean any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant to right to subscribe to or purchase, any of the foregoing.


                 (d)      For purposes of this Section 6.8:

                          (i) the term "underwriter" when used with reference to the Issuer shall mean every person who, within a one year period prior to the time as of which the determination is made, was an underwriter of any security of the Issuer outstanding at the time of the determination;

                          (ii) the term "director" shall mean any director of a corporation or any individual performing similar functions with respect to any organization whether incorporated or unincorporated;

                          (iii) the term "person" shall mean an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an unincorporated organization, or a government or political subdivision thereof; as used in this paragraph, the term "trust" shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security;

                          (iv) the term "voting security" shall mean any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any Security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustee or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person;

                          (v) the term "Issuer" shall mean any obligor upon the Securities; and

                          (vi) the term "executive officer" shall mean the president, every vice president, every trust officer, the cashier, the secretary, and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated, but shall not include the chairman of the board of directors.

                 (e) The percentage of voting securities and other securities specified in this Section 6.8 shall be calculated in accordance with the following provisions:

                          (i)     a specified percentage of the voting
                 securities of the Trustee, the Issuer or any other person referred to in this Section 6.8 (each of whom is referred to in this Section 6.8 (each of whom is referred to as a "person" in this paragraph) means such amount of the outstanding voting securities of such person as entitled the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person ar entitled to cast in the direction or management of the affairs of such person;

                          (ii)    a specified percentage of a class of
                 securities of a person means such percentage amount of securities of the class outstanding;

                          (iii) the term "amount", when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares, and the number of units if relating to any other kind of Security;

                          (iv) the term "outstanding" means issued and not held by or for the account for the Issuer; the following securities shall not be deemed within the meaning of this definition;

                                  (A)      securities of an issuer held in a
                          sinking fund relating to securities of the Issuer of the same class;

                                  (B)      securities of an issuer held in a
                          sinking fund relating to another class of securities of the Issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

                                  (C)      securities pledged by the Issuer
                          thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise; and

                                  (D)      securities held in escrow if placed
                          in escrow by the issuer thereof;

provided, that any voting securities of an issuer shall be deemed outstanding if any person other than the Issuer is entitled to exercise the voting rights thereof; and

                          (v) a security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges; provided that, in the case of secured evidences of indebtedness, all of which are issued under the single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

         Section 6.9 PERSONS ELIGIBLE FOR APPOINTMENT AS TRUSTEE. The Trustee for each series of Securities hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or of any state or the District of Columbia having a combined capital and surplus of at least $50,000,000 and which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal, state or District of Columbia authority, or a corporation or other Person permitted to act as trustee by the Commission. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.9, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. No obligor upon the Securities or any Affiliates of such obligor shall serve as Trustee upon the Securities. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.9, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.10.

         Section 6.10     RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR
TRUSTEE.

                 (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Securities by giving written notice of resignation to the Issuer and by mailing notice of such resignation to the Holders of then Outstanding Securities of each series affected at their addresses as they shall appear on the registry books. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee or trustees with respect to the applicable series by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed with respect to any series and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been bona fide Holder of a Security or Securities of the applicable series for at least six months may, subject to the provisions of Section 5.9, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

                 (b)      In case at any time any of the following shall occur:

                          (i) the Trustee shall fail to comply with the provisions of Section 6.8 with respect to any series of Securities after written request therefor by the Issuer or by any Securityholder who has been a bona fide Holder of a Security or Securities of such series at least six months; or

                          (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.9 and shall fail to resign after written request therefor by the Issuer or by any such Securityholder; or

                          (iii) the Trustee shall become incapable of acting with respect to any series of Securities, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Issuer may remove the Trustee with respect to the applicable series of Securities and appoint a successor trustee for such series by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of
Section 5.9, any Securityholder who has been a bona fide Holder of a Security or Securities of such series for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deed proper and prescribe, remove the Trustee and appoint a successor trustee.

                 (c) The Holders of a majority in aggregate principal amount of the Securities of each series then Outstanding may at any time remove the Trustee with respect to Securities of such series and appoint a successor trustee with respect to the Securities of such series by delivering to the Trustee so removed, to the successor trustee so appointed and to the Issuer the evidence provided for in
         Section 7.1 of the action in that regard taken by the Securityholders.

                 (d) Any resignation or removal of the Trustee with respect to any series and any appointment of a successor trustee with respect to such series pursuant to any of the provisions of this
         Section 6.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.11.

         Section 6.11 ACCEPTANCE OF APPOINTMENT BY SUCCESSOR TRUSTEE. Any successor trustee appointed as provided in Section 6.10 shall execute and deliver to the Issuer and to its predecessor to an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to all or any applicable series shall become effective as such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to such series of its predecessor hereunder, when like effect as if originally named as trustee for such series hereunder; but, nevertheless, on the written request of the Issuer or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 10.4, pay over to the successor trustee all moneys at time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 6.6.

         If a successor trustee is appointed with respect to the Securities of one or more (but not all) series, the Issuer, the predecessor trustee and each successor trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor trustee with respect to the Securities of any series as to which the predecessor trustee is not retiring shall continue to be vested in the predecessor trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts under separate indentures.

         No successor trustee with respect to any series of Securities shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of
Section 6.8 and eligible under the provisions of Section 6.9.

         Upon acceptance of appointment by any successor trustee as provided in this Section 6.11, the Issuer shall give notice thereof to the Holders of Securities of each series affected, by mailing such notice to such Holders at their addresses as they shall appear on the registry books. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.10. If the Issuer fails to give such notice within ten days after acceptance of appointment by the successor trustee, the successor trustees shall cause such notice to be given at the expense of the Issuer.

         Section 6.12 MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS OF TRUSTEE. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be qualified under the provisions of Section 6.8 and eligible under the provisions of Section 6.9, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities of any series shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities of any series shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities of such series or in this Indenture provided that the certificate of Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities of any series in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

         Section 6.13     PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE ISSUER.

                 (a) Subject to the provisions of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Issuer within three months prior to a default, as defined in subsection (c) of this Section 6.13, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of the Securities and the holders of other indenture securities (as defined in this Section 6.13);

                          (1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such three month period and valid as against the Issuer and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in subsection (a)(2) of this Section, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Issuer upon the date of such default; and

                          (2) all property received by the Trustee in respect of any claim a such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such three month period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Issuer and its other creditors in such property or such proceeds.

         Nothing herein contained, however, shall affect the right of the
Trustee:

                                  (A)      to retain for its own account (i)
                          payments made on account of any such claim any Person (other than the Issuer) who is liable thereon, (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third Person, and (iii) distributions made in cash, securities or other property in respect of claims filed against the Issuer in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Code or applicable state law;

                                  (B)      to realize, for its own account,
                          upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such three month period;

                                  (C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three month period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default as defined in subsection (c) of this Section would occur within three months; or

                                  (D)      to receive payment on any claim
                          referred to in paragraph (B) or (C), against the release of any property held as security for such claim as provided in such paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

         For the purposes of paragraphs (B), (C) and (D), property substituted after the beginning of such three month period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the propose of repaying or refunding any pre- existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

         If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Trustee, the Securityholders and the holders of other indenture securities in such manner that the Trustee, such Securityholders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Issuer in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Code or applicable state law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Issuer of the funds and property in such special account and before crediting to the respective claims of the Trustee, such Securityholders and the holders of other indenture securities dividends on claims filed against the Issuer in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Code or applicable state law, but after crediting thereon receipt on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Code or applicable state law, whether such distribution is made in cash, securities or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceeding for reorganization is pending shall have jurisdiction (i) to apportion between the Trustee, such Securityholders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and the proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee, such Securityholders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

         Any Trustee who has resigned or been removed after the beginning of such three month period shall be subject to the provisions of this subsection
(a) as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such three month period, it shall be subject to the provisions of this subsection (a) if and only if the following conditions exist:

                          (i) the receipt of property or reduction of claim which would have given rise to the obligation to account, if such Trustee had continued as trustee, occurred after the beginning of such three month period; and

                          (ii) such receipt of property or reduction of claim occurred within three months after such resignation or removal.

                 (b)      There shall be excluded from the operation of this
         Section 6.13 a creditor relationship arising from:

                          (1) the ownership or acquisition of securities issued under any indenture or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

                          (2) advances authorized by a receivership or bankruptcy court of competent jurisdiction, or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advance and of the circumstances surrounding the making thereof is given to the Securityholders at the time and in the manner provided in this Indenture;

                          (3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

                          (4) an indebtedness created as a result of services rendered or premises rented or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in subsection (c)(2) of this Section 6.13;

                          (5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Issuer; or

                          (6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self liquidating paper as defined in subsection (c)(3) of this
                 Section 6.13.

                 (c)      As used in this Section 6.13:

                          (1) the term "default" shall mean any failure to make payment in full of the principal of or interest on any of the Securities when and as such principal or interest become due and payable;

                          (2) the term "cash transaction" shall mean any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand;

                          (3) the term "self-liquidating paper" shall mean any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Issuer for the purpose of financing the purchase, processing, manufacturer shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or mechandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Issuer arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation; and

                          (4) the term "Issuer" shall mean any obligor upon the Securities.

         Section 6.14 APPOINTMENT OF AUTHENTICATING AGENT. As long as any Securities of a series remain Outstanding, the Trustee may, by an instrument in writing, appoint with the approval the Issuer an authenticating agent (the "Authenticating Agent") which shall be authorized to act on behalf of the Trustee to authenticate Securities, including Securities issued





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
upon exchange, registration of transfer, partial redemption or pursuant to
Section 2.9. Securities of each such series authenticated by such Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee. Whenever reference is made in this Indenture to the authentication and delivery of Securities of any series by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent for such series and a certificate of authentication executed on behalf of the Trustee by such authenticating Agent. Such authenticating Agent shall at all times be a corporation organized and doing business under the laws the United States of America or of any state or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,00,000 (determined as provided in Section 6.9 with respect to the Trustee) and subject to supervision or examination by federal or state authority.

         Any corporation into which any Authenticating Agent may be merged or converted, or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the authenticating Agent with respect to all series of Securities for which it served as Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or such Authenticating Agent. Any Authenticating Agent may at any time, and if it shall cease to be eligible shall, resign by giving written notice of resignation to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuer.

         Upon receiving such notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.14 with respect to one or more series of Securities, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and the Issuer shall provide notice of such appointment to all Holders of Securities of such series in the manner and to the extent provided in Section 11.4. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. The Issuer agrees to pay to the Authenticating Agent for such series from time to time reasonable compensation. The Authenticating Agent for the Securities of any series shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee.

         Sections 6.2, 6.3, 6.4 and 7.3 shall be applicable to any Authenticating Agent.





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
                                  ARTICLE VII

                         CONCERNING THE SECURITYHOLDERS

         Section 7.1 EVIDENCE OF ACTION TAKEN BY SECURITYHOLDERS. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Securityholders of any or all series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 6.1 and 6.2) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Article VII.

         Section 7.2 PROOF OF EXECUTION OF INSTRUMENTS AND OF HOLDING OF SECURITIES. Subject to Sections 6.1 and 6.2, the execution of any instrument by a Securityholder or his agent or proxy may be proved in the following manner:

                 (a) The fact and date of the execution by any Holder of any instrument may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgements of deeds or administer oaths that the person executing such instruments acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute sufficient proof of the authority of the person executing the same.

                 (b) The ownership of Securities shall be proved by the Security register or by a certificate of the Security registrar.

         Section 7.3 HOLDERS TO BE TREATED AS OWNERS. The Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the Person in whose name any Security shall be registered upon the Security register for such series as the absolute owner of such Security (whether not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest, if any, on such Security and for all other purposes; and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

         Section 7.4      SECURITIES OWNED BY ISSUER DEEMED NOT OUTSTANDING.
In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities of any or all series have concurred in any direction, consent or waiver under this Indenture, Securities





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
which are owned by the Issuer or any other obligor on the Securities with respect to which such determination is being made or by any Affiliate of the Issuer or any other obligor on the Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any Affiliate of the Issuer or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officer's Certificate listing and identifying all Securities, if any, known by the Issuer to be owned or held by or for the account of any of the above described Persons; and, subject to Sections 6.1 and 6.2, the Trustee shall be entitled to accept such Officer's Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purposes of any such determination.

         Section 7.5 RIGHT OF REVOCATION OF ACTION TAKEN. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.1, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article VII, revoke such action so far as concerns such Security, provided that such revocation shall not become effective until three business days after such filing. Except as aforesaid any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor or on registration of transfer thereof, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the Holders of all the Securities affected by such action.

         Section 7.6 RECORD DATE FOR CONSENTS AND WAIVER. The Issuer may, but shall not be obligated to, direct the Trustee to establish a record date for the purpose of determining the Persons entitled to (i) waive any past default with respect to the Securities of such series in accordance with
Section 5.7 of this Indenture, (ii) consent to any supplemental indenture in accordance with Section 8.2 of this Indenture, or (iii) waive compliance with any term, condition or provision of any covenant hereunder. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and any such Persons, shall be entitled to waive any such past default, consent to any such supplemental indenture or waive compliance with any such term, condition or provision, whether or not such Holder remains a Holder after such record date; provided, however, that unless such waiver or consent is obtained from the Holders, or duly designated proxies, of the requisite principal amount of Outstanding Securities of such series prior to the date which is the 180th day after such record date, any such waiver or consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

                                  ARTICLE VIII

                            SUPPLEMENTAL INDENTURES

         Section 8.1 SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF SECURITYHOLDERS. The Issuer, when authorized by a resolution of the Board of Directors (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order), and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of the execution thereof) for one or more of the following purposes:

                 (a) to evidence the succession of another corporation to the Issuer, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Issuer pursuant to Article IX;

                 (b) to add to the covenants of the Issuer such further covenants, restrictions, conditions or provisions as the Issuer and the Trustee shall consider to be for the protection of the Holders of all or any series of Securities (and if such covenants, restrictions, conditions or provisions are to be for the protection of less than all series of Securities, stating that the same are expressly being included solely for the protection of such series), and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided, in this Indenture as herein set forth; provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities of such series to waive such Event of Default;

                 (c) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make any other provisions as to the Issuer may deem necessary or desirable, provided that no such action shall adversely affect the interests of the Holders of the Securities;

                 (d) to establish the form or terms of Securities of any series as permitted by Sections 2.1 and 2.3 and to provide for adjustment of conversion rights pursuant to Section 13.5; and

                 (e) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 6.11.

         The Trustee is hereby authorized to join with the Issuer in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         Any supplemental indenture authorized by the provisions of this
Section 8.1 may be executed without the consent of the Holders of any of the Securities then Outstanding, notwithstanding any of the provisions of Section 8.2.

         Section 8.2 SUPPLEMENTAL INDENTURES WITH CONSENT OF SECURITYHOLDERS. With the consent (evidenced as provided in Article VII) of the Holders of not less than a majority in aggregate principal amount of the Securities then Outstanding of any series affected by such supplemental indenture, the Issuer, when authorized by a resolution of the Board of Directors (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order), and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture act of 1939 as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of such series; provided, that no such supplemental indenture shall (a) extend the final maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest, if any, thereon (or, in the case of an Original Issue Discount Security, reduce the rate of accrual of original issue discount thereon), or reduce or alter the method of computation of any amount payable on redemption, repayment or purchase by the Company thereof (or the time at which any such redemption, repayment or purchase may be made), or make the principal thereof (including any amount in respect of original issue discount), or interest, if any, thereon payable in any coin or currency other than that provided in the Securities or in accordance with the terms of the Securities, or reduce the portion of the principal amount of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof pursuant to Section 5.1 or the amount thereof provable in bankruptcy pursuant to Section 5.2, or impair or affect the right of any Securityholder to institute suit for the payment or conversion thereof or materially and adversely affect the right to convert the Securities in accordance herewith or, if the Securities provide therefor, any right of repayment or purchase at the option of the Securityholder, in each case without the consent of the Holder of each Security so affected, or change, amend or modify the subordination provisions of Article XIV of this Indenture or Section 3.9 of this Indenture or any of the definitions used in such Article XIV or Section 3.9 or consent to the departure from any of the terms of such Article XIV or Section 3.9, in each case in any manner that would adversely affect the Holders of any Securities of any series issued under this Indenture or (b) reduce the aforesaid percentage of Securities of any series, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Security so affected. No consent of any Holder of any Security shall be necessary under this Section 8.2 to permit the Trustee and the Issuer to execute supplemental indentures pursuant to Sections 8.1, 9.2 and 13.5.

         A supplemental indenture which changes or eliminates any covenant, Event of Default or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of Holders of Securities of such series, with respect to such covenant or provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

         Upon the request of the Issuer, accompanied by a copy of a resolution of the Board of Directors (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order) certified by the secretary or an assistant secretary of the Issuer authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Holders of the Securities and aforesaid and other documents, if any required by Section 7.1, the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

         It shall not be necessary for the consent of the Securityholders under this Section 8.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

         Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to the provisions of this Section 8.2, the Trustee shall give notice thereof to the Holders of then Outstanding Securities of each series affected thereby, by mailing a notice thereof by first-class mail to such Holders at their addresses as they shall appear on the Security register. Any failure of the Issuer to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         Section 8.3 EFFECT OF SUPPLEMENTAL INDENTURE. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the Holders of Securities of each series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes and every Holder of Securities of each series affected thereby theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

         Section 8.4 DOCUMENTS TO BE GIVEN TO TRUSTEE. The Trustee, subject to the provisions of Sections 6.1 and 6.2, shall be entitled to receive an Officer's Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article VIII complies with the applicable provisions of this Indenture.

         Section 8.5 NOTATION ON SECURITIES IN RESPECT OF SUPPLEMENTAL INDENTURES. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this
Article VIII may bear a notation in form approved by the Trustee for such series as to any matter provided for by such supplemental indenture or as to any action taken by Securityholders. If the Issuer or the Trustee shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Issuer, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Issuer, authenticated by the Trustee and delivered in exchange for the Securities of such series then Outstanding.

         Section 8.6 SUBORDINATION UNIMPAIRED. This Indenture may not be amended to alter the subordination of any Outstanding Securities without the written consent of each holder of Senior Indebtedness then outstanding that would be adversely affected thereby.

                                   ARTICLE IX

                  CONSOLIDATION, MERGER, SALE, LEASE, EXCHANGE
                              OR OTHER DISPOSITION

         Section 9.1 ISSUER MAY CONSOLIDATE, ETC., ON CERTAIN TERMS. Subject to the provisions of Section 9.2, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of the Issuer with or into any other corporation or corporations (whether or not affiliated with the Issuer), or successive consolidations or mergers in which the Issuer or its successors or successors shall be a party or parties, or shall prevent any sale, lease, exchange or other disposition of all or substantially all the property and assets of the Issuer to any other corporation (whether or not affiliated with the Issuer) authorized to acquire and operate the same; provided, however, and the Issuer hereby covenants and agrees, that any such consolidation, merger, sale, lease, exchange or other disposition shall be upon the conditions that (a) immediately after such consolidation, merger, sale, lease, exchange or other disposition the corporation (whether the Issuer or such other corporation) formed by or surviving any such consolidation or merger, or to which such sale, lease, exchange or other disposition shall have been made, shall not be in default in the performance or observance of any of the terms, covenants and conditions of this Indenture to be kept or performed by the Issuer; (b) the corporation (if other than the Issuer) formed by or surviving any such consolidation or merger, or to which such sale, lease, exchange or other disposition shall have been made, shall be a corporation organized under the laws of the United States of America, any state thereof or the District of Columbia; and (c) the due and punctual payment of the principal of and interest, if any, on all the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Issuer, shall be expressly assumed and the conversion rights, if any, shall be provided for in accordance with this Indenture, by supplemental indenture satisfactory in form to the Trustee executed and delivered to the Trustee, by the corporation (if other than the Issuer) formed by such consolidation, or into which the Issuer shall have been merged, or by the corporation which shall have acquired or leased such property.

         Section 9.2 SUCCESSOR CORPORATION TO BE SUBSTITUTED. In case of any such consolidation, merger, sale, lease, exchange or other disposition and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and interest, if any, on all of the Securities and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Issuer, such successor corporation shall succeed to and be substituted for the Issuer, with the same effect as if it had been named herein as the party of the first part, and the Issuer (including any intervening successor to the Issuer which shall have become the obligor hereunder) shall be relieved of any further obligation under this Indenture and the Securities; provided, however, that in the case of a lease of the property and assets of the Issuer (including any such intervening successor), the Issuer (including any such intervening successor) shall continue to be liable on its obligations under this Indenture and the Securities to the extent, but only to the extent, of liability to pay the principal of and interest, if any, on the Securities at the time, places and rate prescribed in this Indenture and the Securities. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Issuer, any and all of the Securities issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of such successor corporation instead of the Issuer and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Issuer to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have been the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

         In case of any such consolidation, merger, sale, lease, exchange or other disposition such changes in phraseology and form (but not in substance) may be made in the Securities, thereafter to be issued, as may be appropriate.

         Section 9.3 OPINION OF COUNSEL TO BE GIVEN TRUSTEE. The Trustee, subject to Sections 6.1 and 6.2, may receive an Officer's Certificate and Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, lease, exchange or other disposition and any such assumption and any such provision for conversion rights comply with the provisions of this Article IX.

                                   ARTICLE X

                    SATISFACTION AND DISCHARGE OF INDENTURE;
                                UNCLAIMED MONEYS

         Section 10.1     SATISFACTION AND DISCHARGE OF INDENTURE.   (A) If at
any time (a) the Issuer shall have paid or caused to be paid the principal of and interest, if any, on all the Securities Outstanding (other than Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.9) as and when the same shall have become due and payable, or (b) the Issuer shall have delivered to the Trustee for cancellation all Securities theretofore authenticated (other than Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in
Section 2.9); and if, in any such case, the Issuer shall also pay or cause to be paid all other sums payable hereunder by the Issuer, then this Indenture shall cease to be of further effect, and the Trustee, on demand of the Issuer accompanied by an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the satisfaction and discharge contemplated by this provision have been complied with, and at the cost and expense of the Issuer, shall execute proper instruments acknowledging such satisfaction and discharging this Indenture. The Issuer agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred, and to compensate the Trustee for any services thereafter reasonably and properly rendered, by the Trustee in connection with this Indenture or the Securities.

         (B) If at any time (a) the Issuer shall have paid or caused to be paid the principal of and interest, if any, on all the Securities of any series Outstanding (other than Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.9) as and when the same shall have become due and payable, or (b) the Issuer shall have delivered to the Trustee for cancellation all Securities of any series theretofore authenticated (other than any Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.9), or (c) in the case of any series of Securities with respect to which the exact amount described in clause (ii) below can be determined at the time of making the deposit referred to in such clause (ii), (i) all the Securities of such series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (ii) the Issuer shall have irrevocably deposited or caused to be deposited with the Trustee as funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of Securities of such series, cash in an amount (other than moneys repaid by the Trustee or any Paying Agent to the Issuer in accordance with Section 10.4) or direct obligations of the United States of America, backed by its full faith and credit ("U.S. Government Obligations"), maturing as to principal and interest, if any, at such times and in such amounts as will insure the availability of cash, or a combination thereof, sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay (A) the principal of and interest, if any, on all Securities of such series on each date that such principal or interest, if any, is due and payable, and (B) any mandatory sinking fund payments on the dates on which such payments are due and payable in accordance with the terms of this Indenture and the Securities of such series; then the Issuer shall be deemed to have paid and discharged the entire indebtedness on all the Securities of such series on the date of the deposit referred to in clause (ii) above and the provisions of this Indenture with respect to the Securities of such series shall no longer be in effect (except, in the case of clause (c) of this Section 10.1(B), as to (i) rights of registration of transfer and exchange of Securities of such series, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities of such series, (iii) rights of Holders of Securities of such series to receive payments of principal thereof and interest, if any, thereon upon the original stated due dates therefor (but not upon acceleration), and remaining rights of the Holders of Securities of such series to receive mandatory sinking fund payments, if any, (iv) the rights, obligations, duties and immunities of the Trustee hereunder, (v) the rights of the Holders of Securities of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them, (vi) the obligations of the Issuer under
Section 3.2 with respect to Securities of such series and (vii) the obligations of the Issuer under Article XIII) and the Trustee, on demand of the Issuer accompanied by an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent contemplated by this provision have been complied with, and at the cost and expense of the Issuer, shall execute proper instruments acknowledging the same.

         (C) The following provisions shall apply to the Securities of each series (other than Securities that are convertible into Common Stock) unless specifically otherwise provided in a Board Resolution, Officer's Certificate or indenture supplement hereto provided pursuant to Section 2.3. In addition to discharge of this Indenture pursuant to the next preceding paragraph, in the case of any series of Securities with respect to which the exact amount described in subparagraph (a) below can be determined at the time of making the deposit referred to in such subparagraph (a), the Issuer shall be deemed to have paid and discharged the entire indebtedness on all the Securities of such a series on the 91st day after the date of the deposit referred to in subparagraph (a) below, and the provisions of this Indenture with respect to the Securities of such series shall no longer be in effect (except as to (i) rights of registration of transfer and exchange of Securities of such series,
(ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities of such series, (iii) rights of Holders of Securities of such series to receive payments of principal thereof and interest, if any, thereon upon the original stated due dates therefor (but not upon acceleration), and remaining rights of the Holders of Securities of such series to receive mandatory sinking fund payments, if any, (iv) the rights, obligations, duties and immunities of the Trustee hereunder, (v) the rights of the Holders of Securities of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them,
(vi) the obligations of the Issuer under Section 3.2 with respect to Securities of such series and (vii) the obligations of the Issuer under Article XIII) and the Trustee, on demand of the Issuer accompanied by an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent contemplated by this provision have been complied with, and at the cost and expense of the Issuer, shall execute proper instruments acknowledging the same, if

                 (a) with reference to this provision the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Trustee as funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of Securities of such series (i) cash in an amount, or (ii) U.S. Government Obligations, maturing as to principal and interest, if any, at such times and in such amounts as will insure the availability of cash, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay (A) the principal of and interest, if any, on all Securities of such series on each date that such principal or interest, if any, if due and payable, and (B) any mandatory sinking fund payments on the dates on which such payments are due and payable in accordance with the terms of this Indenture and the Securities of such series;

                 (b) such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Issuer is a party or by which it is bound; and

                 (c) the Issuer has delivered to the Trustee an Opinion of Counsel based on the fact that (x) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or
         (y), since the date hereof, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and such opinion shall confirm that, the Holders of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred.

         Section 10.2 APPLICATION BY TRUSTEE OF FUNDS DEPOSITED FOR PAYMENT OF SECURITIES. Subject to Section 10.4, all moneys and U.S. Government Obligations deposited with the Trustee pursuant to Section 10.1 shall be held in trust, and such moneys and all moneys from such U.S. Government Obligations shall be applied by it to the payment, either directly or through any Paying Agent (including the Issuer acting as its own paying agent), to the Holders of the particular Securities of such series for the payment or redemption of which such moneys and U.S. Government Obligations have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest, if any, but such moneys need not be segregated from other funds except to the extent required by law. The Trustee and any Paying Agent shall promptly pay to the Issuer, upon the written request of the Issuer, any excess moneys or U.S. Government Obligations held by them at any time, including all moneys deposited with the Trustee pursuant to Section 10.1(B) and held by it or any Paying Agent for the payment of Securities subsequently converted.

         Section 10.3 REPAYMENT OF MONEYS HELD BY PAYING AGENT. In connection with the satisfaction and discharge of this Indenture with respect to Securities of any series, all moneys then held by any Paying Agent under the provisions of this Indenture with respect to such series of Securities shall, upon demand of the Issuer, be repaid to it or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

         Section 10.4 RETURN OF MONEYS HELD BY TRUSTEE AND PAYING AGENT UNCLAIMED FOR TWO YEARS. Any moneys deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of or interest, if any, on any Security of any series and not applied but remaining unclaimed for two years after the date upon which such principal or interest, if any, shall have become due and payable, shall, upon the written request of that Issuer and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer by the Trustee for such series or such Paying Agent, and the Holder of the Securities of such series shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease.

         Section 10.5 INDEMNITY FOR U.S. GOVERNMENT OBLIGATIONS. The Issuer shall pay and indemnity the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 10.1 or the principal or interest received in respect of such obligations.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         Section 11.1 PARTNERS, INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS OF ISSUER EXEMPT FROM INDIVIDUAL LIABILITY. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer or director, as such, of the Issuer, or any partner of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities.

         Section 11.2 PROVISIONS OF INDENTURE FOR THE SOLE BENEFIT OF PARTIES AND HOLDERS OF SENIOR INDEBTEDNESS AND OF SECURITIES. Nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give to any Person, other than the parties hereto and their successors and the holders of Senior Indebtedness and the Holders of the Securities, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provisions herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors, the holders of the Senior Indebtedness and the Holders of the Securities.

         Section 11.3 SUCCESSORS AND ASSIGNS OF ISSUER BOUND BY INDENTURE. All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Issuer shall bind its successors and assigns, whether so expressed or not.

         Section 11.4 NOTICES AND DEMANDS ON ISSUER, TRUSTEE AND HOLDERS OF SECURITIES. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities to or on the Issuer, or as required pursuant to the Trust Indenture Act of 1939, may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Issuer is filed by the Issuer with the Trustee) to Service Corporation International, 1929 Allen Parkway, P. O. Box 130548, Houston, Texas 77019, Attention: Secretary. Any notice, direction, request or demand by the Issuer or any Holder of Securities to or upon the Trustee shall be deemed to have been sufficiently given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Trustee is filed by the Trustee with the Issuer) to Texas Commerce Bank National Association, 600 Travis, 8th Floor, Houston, Texas 77002, Attention: Vice President, Corporate Trust Department.

         Where this Indenture provides for notice to Holders of Securities, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the Security register. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holder shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail any notice when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be sufficient notice.

         Section 11.5 OFFICER'S CERTIFICATES AND OPINIONS OF COUNSEL; STATEMENTS TO BE CONTAINED THEREIN. Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, or as required pursuant to the Trust

Indenture Act of 1939, the Issuer shall furnish to the Trustee an Officer's Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

         Each certificate or opinion provided for in this Indenture (other than a certificate provided pursuant to Section 4.3(d)) and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an opinion as to whether or not such covenant or condition has been complied with, and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

         Any certificate, statement or opinion of an officer of the Issuer may be based, insofar as it related to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Issuer, upon the certificate, statement or opinion of or representations by an officer or officers of the Issuer, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

         Any certificate, statement or opinion of an officer of the Issuer or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representation by an accountant or firm of accountants in the employ of the Issuer, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

         Any certificate or opinion of any independent firm of public accountants filed with and directed to the Trustee shall contain a statement that such firm in independent.

         Section 11.6 PAYMENTS DUE ON SATURDAYS, SUNDAYS AND HOLIDAYS. If the date of maturity of principal of or interest, if any, on the Securities of any series or the date fixed for redemption, purchase or repayment of any such Security or at the last date for conversion of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or the Securities) payment of interest, if any, or principal need not be made on such date and such conversion need not be made by such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, purchase or repayment or the last date of such conversion, and, in the case of payment, no interest shall accrue for the period after such date.

         Section 11.7 CONFLICT OF ANY PROVISION OF INDENTURE WITH TRUST INDENTURE ACT OF 1939. If and to the extent that any provision of this Indenture Limits, qualifies or conflicts with another provision included in this Indenture which is required to be included herein by any of Sections 310 to 317, inclusive, or is deemed applicable to this Indenture by virtue of the provisions of this Trust Indenture Act of 1939, such required provision shall control.

         Section 11.8 GOVERNING LAW. THIS INDENTURE AND EACH SECURITY SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF TEXAS, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF APPLICABLE FEDERAL LAW.

         Section 11.9 COUNTERPARTS. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         Section 11.10 EFFECT OF HEADINGS. The Article and Section headings herein and in the Table Contents are for convenience only and shall not affect the construction hereof.

         Section 11.11 SEPARABILITY CLAUSE. In case any provision of this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                                  ARTICLE XII

                   REDEMPTION OF SECURITIES AND SINKING FUNDS

         Section 12.1 APPLICABILITY OF ARTICLE. The provisions of this Article shall be applicable to the Securities of any series which are redeemable before their maturity or to any sinking fund for the retirement of Securities of a series except as otherwise specified, as contemplated by
Section 2.3 for Securities of such series.

         Section 12.2 NOTICE OF REDEMPTION; PARTIAL REDEMPTIONS. Notice of redemption to the Holders of Securities of any series to be redeemed as a whole or in part at the option of the Issuer shall be given by mailing notice of such redemption by first-class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of Securities of such series at their last addresses as they shall appear upon the registry books. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.

         The notice of redemption to each such Holder shall specify the principal amount of each Security of such series held by such Holder to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, that interest, if any, (or, in the case of Original issue Discount Securities, original issue discount) accrued to the date fixed for redemption will be paid as specified in such notice and that on and after said date interest, if any, thereon or on the portions thereof to be redeemed (or, in the case of Original Issue Discount Securities, original issue discount) will cease to accrue and, if applicable, shall also specify the Conversion Price then in effect and the date on which the right to convert such Securities or the portions thereof to be redeemed will expire. In case any Security of a series is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof will be issued.

         The notice of redemption of Securities of any series to be redeemed at the option of the Issuer shall be given by the Issuer or, at the Issuer's request, by the Trustee in the name and at the expense of the Issuer.

         On or before the redemption date specified in the notice of redemption given as provided in this Section 12.2, the Issuer will deposit with the Trustee or with one or more Paying Agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 3.5) an amount of money sufficient to redeem on the redemption date all the Outstanding Securities of such series so called for redemption (other than those theretofore surrendered for conversion into Common Stock and deemed not to be Outstanding hereunder) at the appropriate redemption price, together with accrued interest, if any, to the date fixed for redemption on all the Outstanding Securities of such series so called for redemption (other than those theretofore surrendered for conversion into Common Stock and deemed not to be Oustanding hereunder). If any Security called for redemption is converted pursuant hereto, any moneys deposited with the Trustee or any Paying Agent or so segregated and held in trust for the redemption of such Security shall be paid to the Issuer upon the Issuer's request, or, if then held by the Issuer, shall be discharged from such trust. The Issuer will deliver to the Trustee at least 30 days prior to the date fixed for redemption (unless a shorter notice shall be satisfactory to the Trustee) an Officer's Certificate stating the aggregate principal amount of Securities to be redeemed. In case of a redemption at the election of the Issuer prior to the expiration of any restriction on such redemption, the Issuer shall deliver to the Trustee, prior to the giving of any notice of redemption to Holders pursuant to this Section 12.2, an Officer's Certificate stating that such restriction has been complied with.

         If less than all the Securities of a series are to be redeemed, the Trustee shall select, in such manner as it shall deem appropriate and fair, Securities of such series to be redeemed. Securities may be redeemed in part in multiples equal to the minimum authorized denomination for Securities of such series or any multiple thereof. The Trustee shall promptly notify the Issuer in writing of the Securities of such series selected for redemption and, in the case of any Securities of such series selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities of any series shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed. If any Security selected for partial redemption is surrendered for conversion after such selection, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Upon any redemption of less than all the Securities of a series, for purposes of selection for redemption the Issuer and the Trustee may treat as Outstanding Securities surrendered for conversion during the period of 15 days next preceding the mailing of a notice of redemption, and need not treat as Outstanding any Security authenticated and delivered during such period in exchange for the unconverted portion of any Security converted in part during such period.

         Section 12.3 PAYMENTS OF SECURITIES CALLED FOR REDEMPTION. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place or places stated in such notice at the applicable redemption price, together with interest, if any, accrued to the date fixed for redemption, and on and after said date (unless the Issuer shall default in the payment of such Securities at the redemption price, together with interest, if any, accrued to said date) interest (or, in the case of Original Issue Discount Securities, original issue discount) on the Securities or portions of Securities so called for redemption shall cease to accrue, and such Securities shall cease from and after the date fixed for redemption (unless an earlier date shall be specified in a Board Resolution, Officer's Certificate or executed supplemental indenture referred to in Sections 2.1 and 2.3 by or pursuant to which the form and terms of the Securities of such series were established) to be convertible into Common Stock, and, except as provided in Sections 6.5 and 10.4, to be entitled to any other benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a place of payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable redemption price, together with interest, if any, accrued thereon on the date fixed for redemption; provided that payment of interest, if any, becoming due on or prior to the date fixed for redemption shall be payable to the Holders of Securities registered as such on the relevant record date subject to the terms and provisions of Sections 2.3 and 2.7 hereof.

         If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the redemption price shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest or Yield to Maturity (in the case of an Original Issue Discount Security) borne by such Security, and such Security shall remain convertible into Common Stock until the redemption price of such Security (together with such interest thereon) shall have been paid or duly provided for.

         Upon presentation of any Security redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expenses of the Issuer, a new Security or Securities of such series and of like tenor, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

         Section 12.4 EXCLUSION OF CERTAIN SECURITIES FROM ELIGIBILITY FOR SELECTION FOR REDEMPTION. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in an Officer's Certificate delivered to the Trustee at least 45 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by, either
(a) the Issuer or (b) a Person specifically identified in such written statement as an Affiliate of the Issuer.

         Section 12.5 MANDATORY AND OPTIONAL SINKING FUNDS. The minimum amount of any sinking fund payment provided for by the terms of the Securities of any series is herein referred to as a "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the terms of the Securities of any series is herein referred to as an "optional sinking fund payment". The date on which a sinking fund payment is to be made is herein referred to as the "sinking fund payment date".

         In lieu of making all or any part of any mandatory sinking fund payment with respect to any series of Securities in cash, the Issuer may at its option (a) deliver to the Trustee Securities of such series theretofore purchased or otherwise acquired (except upon redemption pursuant to the mandatory sinking fund) by the Issuer or receive credit for Securities of such series (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by the Issuer and delivered to the Trustee for cancellation pursuant to Section 2.10, (b) receive credit for Securities (not previously so credited) converted into common Stock and so delivered to the trustee for cancellation, (c) receive credit for optional sinking fund payments (not previously so credited) made pursuant to this Section 12.5, or (d) receive credit for Securities of such series (not previously so credited) redeemed by the Issuer through any optional redemption provision contained in the terms of such series. Securities so delivered or credited shall be received or credited by the Trustee at the sinking fund redemption price specified in such Securities.

         On or before the 60th day next preceding each sinking fund payment date for any series, the Issuer will deliver to the Trustee an Officer's Certificate (a) specifying the portion of the mandatory sinking fund payment to be satisfied by payment of cash and the portion to be satisfied by credit of Securities of such series and the basis for such credit,
(b) stating that none of the Securities of such series to be so credited has theretofore been so credited, (c) stating that no defaults in the payment of interest or Events of Default with respect to such series have occurred (which have not been waived or cured or otherwise ceased to exist) and are continuing, and (d) stating whether or not the Issuer intends to exercise its right to make an optional sinking fund payment with respect to such series and, if so, specifying the amount of such optional sinking fund payment which the Issuer intends to pay on or before the next succeeding sinking fund payment date. Any Securities of such series to be credited and required to be delivered to the Trustee in order for the Issue to be entitled to credit therefor as aforesaid which have not theretofore been delivered to the Trustee shall be delivered for cancellation pursuant to Section 2.10 to the Trustee with such Officer's Certificate (or reasonably promptly thereafter if acceptable to the Trustee). Such Officer's Certificate shall be irrevocable and upon its receipt by the Trustee the issuer shall become unconditionally obligated to make all the cash payments or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure to the Issuer, on or before any such 60th day, to deliver such Officer's Certificate and Securities (subject to the parenthetical clause in the second preceding sentence) specified in this paragraph, if any, shall not constitute a default but shall constitute, on and as such date, the irrevocable election of the Issuer (i) that the mandatory sinking fund payment for such series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Securities of such series in respect thereof, and (ii) that the Issuer will make no optional sinking fund payment with respect to such series as provided in this Section 12.5.

         If the sinking fund payment or payments (mandatory or optional or both) to be made in cash on the next succeeding sinking fund payment date plus any unused balance of any preceding sinking fund payments made in cash shall exceed $50,000 or a lesser sum if the Issuer shall so request with respect to the Securities of any particular series, such cash shall be applied on the next succeeding sinking fund payment date to the redemption of Securities of such series at the sinking fund redemption price together with accrued interest, if any, to the date fixed for redemption. If such amount shall be $50,000 or less and the Issuer makes no such request, then it shall be carried over until a sum in excess of $50,000 is available. The Trustee shall select, in the manner provided in Section 12.2, for redemption on such sinking fund payment date a sufficient principal amount of Securities of such series to absorb said cash, as nearly as may be, and shall (if requested in writing by the Issuer) inform the Issuer of the serial numbers of the Securities of such series (or portions thereof) so selected. The Trustee, in the name and at the expense of the Issuer (or the Issuer, if it shall so request the Trustee in writing) shall cause notice of redemption of the Securities of such series to be given in substantially the manner provided in Section 12.2 (and with the effect provided in Section 12.3) for the redemption of Securities of such series in part at the option of the Issuer. The amount of any sinking fund payments not so applied or allocated to the redemption of Securities of such series shall be added to the next cash sinking fund payment for such series and, together with such payment, shall be applied in accordance with the provisions of this Section
12.5. Any and all sinking fund moneys held on the stated maturity date of the Securities of any particular series (or earlier, if such maturity is accelerated), which are not held for the payment or redemption of particular Securities





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of such series shall be applied, together with other moneys, if necessary, sufficient for the purpose, to the payment of the principal of and interest, if any, on, the Securities of such series at maturity.

         On or before each sinking fund payment date, the Issuer shall pay to the Trustee in cash or shall otherwise provide for the payment of all interest, if any, accrued to the date fixed for redemption of Securities to be redeemed on such sinking fund payment date.

         The Trustee shall not redeem or cause to be redeemed any Securities of a series with sinking fund moneys or give any notice of redemption of Securities for such series by operation of the sinking fund during the continuance of a default in payment of interest on such Securities or of any Event of Default with respect to such series except that, where the giving of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Securities, provided that it shall have received from the Issuer a sum sufficient for such redemption. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such default or Event of Default shall occur, and any moneys thereafter paid into the sinking fund, shall, during the continuance of such default or Event of Default, be deemed to have been collected under Article V and held for the payment of all such Securities. In case such Event of Default shall have been waived as provided in Section 5.7 or the default cured on or before the 60th day preceding the sinking fund payment date in any year, such moneys shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this Section 12.5 to the redemption of such Securities.

                                  ARTICLE XIII

                            CONVERSION OF SECURITIES

         Section 13.1 APPLICABILITY OF ARTICLE. The provisions of this Article shall be applicable to the Securities of any series which are convertible into Common Stock or, if so provided in a Board Resolution, Officer's Certificate or executed supplemental indenture referred to in Sections 2.1 and 2.3 by or pursuant to which the form and terms of the Securities of such series were established, cash in lieu thereof, as and to the extent provided by the terms of the Securities of such series.

         Section 13.2 EXERCISE OF CONVERSION PRIVILEGE. In order to exercise the conversion privilege, the Holder of any Security to be converted shall surrender such Security to the Conversion Agent at any time during usual business hours at its office or agency maintained for the purpose as provided in this Indenture, accompanied by a fully executed written notice, in substantially the form set forth on the reverse of the Security, that the Holder elects to convert such Security or a stated portion thereof constituting a multiple of $1,000 in principal amount, and, if such Security is surrendered for conversion during the period between the close of business on any record date for such Security and the opening of business on the related interest payment date (or on such interest payment date), accompanied also by payment of an amount equal to the interest payable on such interest payment date on the portion of the principal amount





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
of the Security being surrendered for conversion. Such notice shall also state the name or names (and address) in which the certificate or certificates for shares of common Stock shall be issued (or to whom payment in cash in lieu of Common Stock shall be made). Securities surrendered for conversion shall (if so required by the Issuer or the Conversion Agent) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the Conversion Agent duly executed by, the Holder or his attorney duly authorized in writing. As promptly as practicable after the receipt of such notice and the surrender of such Security as aforesaid, the Issuer shall, subject to the provisions of Section 13.7, issue and deliver at such office or agency to such Holder, or on his written order, a certificate or certificates for the number of all shares of Common Stock issuable on conversion of such Security in accordance with the provisions of such Security and cash, as provided in Section 13.3, in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion or, if so provided in a Board Resolution, Officer's Certificate or executed supplemental indenture referred to in Sections 2.1 and 2.3 by or pursuant to which the form and terms of the Securities of such series were established, cash in lieu of shares of Common Stock. Such conversion shall be at the Conversion Price in effect, and shall be deemed to have been effected, immediately prior to the close of business on the date (herein called the "Date of Conversion") on which such notice in proper form shall have been received by the Conversion Agent and such Security shall have been surrendered as aforesaid, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable, if any, upon such conversion shall be deemed to have become on the Date of Conversion the holder or holders of record of the shares represented thereby; provided, however, that such surrender on any date when the stock transfers books of the Issuer shall be closed shall constitute the Person or Persons in whose name or names the certificate or certificates for such shares are to be issued, if any, as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open but such conversion shall nevertheless be at the Conversion Price in effect at the close of business on the date when such Security shall have been so surrendered with the conversion notice in proper form. In the case of conversion of a portion, but less than all, of a Security, the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Issuer, a Security or Securities in the aggregate principal amount of the unconverted portion of the Security surrendered. Except as otherwise expressly provided in this Indenture, no payment or adjustment shall be made for interest accrued on any Security (or portion thereof) converted or for dividends or distribution on any Common Stock issued upon conversion of any Security. The right, if any, of a Holder of any Security to cause the Issuer to redeem, purchase or repay such Security shall terminate upon receipt by the Issuer of any notice of conversion of such Security.

         Section 13.3 FRACTIONAL INTERESTS. No fractions of shares or script representing fractions of shares shall be issued upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities so surrendered. If any fraction of a share of Common Stock would, except for the provisions of this Section 13.3, be issuable on the conversion of any





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
Security or Securities, the Issuer shall make payment in lieu thereof in cash equal to the value of such fraction computed on the basis of the Last Sale Price of one share of Common Stock on the most recent Trading Day prior to the Date of Conversion. "Last Sale Price" on any Trading Day shall mean (i) the closing price regular way (or, if no closing price is reported the average of the bid and asked prices) as reported on the New York Stock Exchange Composite Tape, or (ii) if on such trading Day the Common Stock is not listed or admitted to trading on such exchange, the closing price regular way (or, if no closing price is reported the average of the bid and asked prices) on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or (iii) if not listed or admitted to trading on any national securities exchange on such Trading Day, then the average of the closing bid and asked prices as reported through the National Association of Securities Dealers, Inc. on its NASDAQ National Market System or NASDAQ System or a similar organization if NASDAQ is no longer reporting information, of (iv) if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System or NASDAQ System on such Trading Day, then the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Issuer for that purpose or (v) if not quoted by any such organization on such Trading Day, the fair value of such Common Stock on such Trading Day, as determined by the Board of Directors. The term "Trading Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on any of the above-mentioned exchanges or in such markets.

         Section 13.4 ADJUSTMENT OF CONVERSION PRICE. The conversion price or rate (herein called the "Conversion Price") for a series of Securities shall be as set forth in a Board Resolution, Officer's Certificate or executed supplemental indenture referred to in Sections 2.1 and 2.3 by or pursuant to which the form and terms of the Securities of such series were established, and, except as otherwise provided therein, shall be subject to adjustment from time to time as follows:

                 (a) In case the Issuer shall (1) pay a dividend or make a distribution in shares of Common Stock on the Common Stock, (2) subdivide its outstanding shares of Common Stock into a greater number of shares, (3) combine its outstanding shares of Common Stock into a smaller number of shares, (4) issue by reclassification of its Common Stock any shares of capital stock of the Issuer or (5) redeem any Associated Rights, the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other capital stock of the Issuer which he would have owned immediately following such action had such Security been converted immediately prior thereto.
         An adjustment made pursuant to this subsection (a) shall become effective immediately, except as provided in subsection (e) below, after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If as a result of an adjustment made pursuant to this subsection (a), the Holder of any Security thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock (including shares of Common Stock and other capital stock) of the Issuer, the Board of Directors (whose determination shall be conclusive and shall be described in a statement filed with the Trustee) shall determine the allocation of the adjusted Conversion Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

                 (b) In case the Issuer shall issue rights or warrants to all holders of Common Stock entitling them (for a period not exceeding 45 days from the date of such issuance) to subscribe for or purchase shares of Common Stock at price per share less than the current market price per share (as determined pursuant to subsection (d) below) of the Common Stock on the record date mentioned below, the Conversion Price shall be adjusted to a price, computed to the nearest cent, so that the same shall equal the price determined by multiplying:

                          (1) the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction, of which

                          (2) the numerator shall be (A) the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus (B) the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such current market price (determined by multiplying such total number of shares by the exercise price of such rights or warrants and dividing the product so obtained by such current market price), and of which

                          (3) the denominator shall be (A) the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus (B) the number of additional shares of Common Stock which are so offered for subscription or purchase.

         Such adjustment shall become effective immediately, except as provide in subsection (e) below, after the record date for the determination of holders entitled to receive such rights or warrants.

                 (c) In case the Issuer shall distribute to substantially all holders of Common Stock, evidences of indebtedness, equity securities (including equity interests in the Issuer's Subsidiaries) other than Common Stock, or other assets (other than cash dividends paid out of surplus of the Issuer), or shall distribute to substantially all holders of Common Stock rights or warrants to subscribe for securities (other than those referred to in subsection
         (b) above) then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in subsection (d) below) of the Common Stock on the record date mentioned below less then





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
         fair market value (as determined by the Board of Directors, whose determination shall, if made in good faith, be conclusive evidence of such fair market value) of the portion of the assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock, and of which the denominator shall be such current market price per share of the Common Stock. Such adjustment shall become effective immediately, except as provided in subsection (e) below, after the record date for the determination of stockholders entitled to receive such distribution.

                 (d)      For the purpose of any computation under subsections
         (b) and (c) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the Last Sale Prices for the 30 consecutive Trading Days commencing 45 Trading Days before the date in question.

                 (e) In any case in which this Section 13.4 shall require that an adjustment be made immediately following a record date, the Issuer may elect to defer the effectiveness of such adjustment (but in no event until a date later than the effective time of the event giving rise to such adjustment), in which case the Issuer shall, with respect to any Security converted after such record date and before such adjustment shall have become effective, (i) defer paying any cash payment pursuant to Section 13.3 or issuing to the Holder of such Security the number of shares of Common Stock and other capital stock of the Issuer issuable upon such conversion in excess of the number of shares of Common Stock and other capital stock of the Issuer issuable thereupon only on the basis of the Conversion Price prior to adjustment, and (ii) not later than five Business Days after such adjustment shall have become effective, pay to such Holder the appropriate cash payment pursuant to Section 13.3 and issue to such Holder the additional shares of Common Stock and other capital stock of the Issuer issuable on such conversion.

                 (f) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price; provided, that any adjustments which by reason of this subsection (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment and, provided further, that adjustment shall be required and made in accordance with the provisions of this Article XIII (other than this subsection (f)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the Holders of Securities or Common Stock. All calculations under this
         Article XIII shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                 (g) Whenever the Conversion Price is adjusted as herein provided, the Issuer shall promptly (i) file with the Trustee and each Conversion Agent an Officer's Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment, and (ii) mail or cause to be mailed a notice of such adjustment to each Holder of Securities in the manner provided in Section 11.4.

Anything in this Section 13.4 to the contrary notwithstanding, the Issuer shall be entitled to make such reductions in the Conversion Price, in addition to those required by this Section 13.4, as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights or warrants to purchase stock or securities, or distribution of other assets (other than case dividends) hereafter made by the Issuer to its stockholders shall not be taxable.

         Section 13.5 CONTINUATION OF CONVERSION PRIVILEGE IN CASE OF MERGER, CONSOLIDATION OR SALE OF ASSETS. If any of the following shall occur, namely: (a) any consolidation or merger of the Issuer as a result of which the holders of Common Stock shall be entitled to receive stock, other securities or other assets (including cash) with respect to or in exchange for Common Stock; or (b) sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Issuer as an entirety, then the Issuer, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such consolidation, merger, sale, lease, exchange or other disposition, execute and deliver to the Trustee a supplemental indenture (which shall conform to the Trust Indenture Act of 1939 as in force at the date of the execution thereof) providing that the Holder of each convertible Security then Outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon or in connection with such consolidation, merger, sale, lease, exchange or other disposition by a holder of the number of shares of Common Stock issuable upon conversion of such Security immediately prior to such consolidation, merger, sale, lease, exchange or other disposition. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article XIII. If, in the case of any such consolidation, merger, sale, lease, exchange or other disposition, the stock or other securities and property (including cash) receivable thereupon or in connection therewith by a holder of shares of Common Stock includes shares of stock or other securities and property (including cash) of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale, lease, exchange or other disposition, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 13.5 shall similarly apply to successive consolidations, mergers, sales, leases, exchanges or other dispositions.

         Notice of the execution of each such supplemental indenture shall be mailed to each Holder of Securities in the manner provided in Section 11.4.

         Neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of Securities upon the conversion of their Securities after any such consolidation, merger, sale, lease, exchange or other disposition or to any adjustment to be made with respect thereto, but, subject to the provisions of Sections 6.1 and 6.2, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer's Certificate (which the Issuer shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

         Section 13.6     NOTICE OF CERTAIN EVENTS.  If:

                 (a) the Issuer shall declare a dividend (or any other distribution) payable to the holders of Common Stock otherwise than in cash; or

                 (b) the Issuer shall authorize the granting to all holders of Common Stock of rights to subscribe for or purchase any shares of stock of any class or of any other rights; or

                 (c) the Issuer shall authorize any reclassification or change of the Common Stock (other than a subdivision or combination of its outstanding shares of Common Stock), or any consolidation or merger to which the Issuer is a party and for which approval of any stockholders of the Issuer is required, or the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Issuer; or

                 (d) there shall be authorized or ordered any voluntary or involuntary dissolution, liquidation or winding-up of the Issuer;

then, the Issuer shall cause to be filed at the office or agency maintained for the purpose of conversion of the Securities as provided in Section 3.2, and shall cause to be mailed to each Holder of Securities, in the manner provided in Section 11.4, at least 20 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice stating the date on which (1) a record is expected to be taken for the purpose of such dividend, distribution or rights, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (2) such reclassification, change, consolidation, merger, sale, lease, exchange or other disposition, dissolution, liquidation or winding-up is expected to become effective and the date, if any is to be fixed, as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, sale, lease, exchange or other disposition, dissolution, liquidation or wind-up.

         Section 13.7 TAXES ON CONVERSION. The Issuer will pay any and all documentary, stamp or similar taxes payable to the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant thereto; provided, however, that the Issuer shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the Holder of the Securities to be converted (or payment of cash in lieu thereof to a Person other than such Holder) and no such issue or delivery (or payment) shall be made unless and until the Person requesting such issue or delivery (or payment) has paid to the Issuer the amount of any such tax or has established, to the satisfaction of the Issuer, that such tax has been paid. The Issuer extends no protection with respect to any other taxes imposed in connection with conversion of Securities.

         Section 13.8 ISSUER TO PROVIDE STOCK. The Issuer shall reserve, free from preemptive rights, out of its authorized but unissued shares, sufficient shares to provide for the conversion of convertible Securities from time to time as such Securities are presented for conversion; provided, however, that nothing contained herein shall be construed to preclude the Issuer from satisfying its obligations in respect to the conversion of Securities by delivery of repurchased shares of Common Stock which are held in the treasury of the Issuer.

         If any shares of Common Stock to be reserved for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued or delivered upon conversion, then the Issuer covenants that it will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be; provided, however, that nothing in this Section 13.8 shall be deemed to affect in any way the obligations of the Issuer to convert Securities into Common Stock as provided in this Article XIII.

         Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the Common Stock, the Issuer will take all corporate action which may, in the opinion of counsel, be necessary in order that the Issuer may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

         The Issuer covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and non-assessable by the Issuer and free of preemptive rights.

         Section 13.9 DISCLAIMER OF RESPONSIBILITY FOR CERTAIN MATTERS. Neither the Trustee, any Conversion Agent nor any agent of either shall at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the Officer's Certificate referred to in
Section 13.4(g), or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee, any Conversion Agent nor any agent of either shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property (including cash), which may at any time be issued or delivered upon the conversion of any Security; and neither the Trustee, any Conversion Agent nor any agent of either makes any representation with respect thereto. Neither the Trustee, any Conversion Agent nor any agent of either shall be responsible for any failure of the Issuer to issue, register the transfer of or delivery any shares of Common Stock or stock certificates or other securities or property (including cash) upon the surrender of any

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Security for the purpose of conversion or, subject to Sections 6.1 and 6.2, to comply with any of the covenants of the Issuer contained in this Article XIII.

         Section 13.10 RETURN OF FUNDS DEPOSITED FOR REDEMPTION OF CONVERTED SECURITIES. Any funds which at any time shall have been deposited by the Issuer or on its behalf with the Trustee or any Paying Agent for the purpose of paying the principal of and interest, if any, on any of the Securities and which shall not be required for such purposes because of the conversion of such Securities, as provided in this Indenture, shall forthwith after such conversion be repaid to the Issuer by the Trustee or such Paying Agent.

                                  ARTICLE XIV

                                 SUBORDINATION

         Section 14.1 SECURITIES SUBORDINATED TO SENIOR INDEBTEDNESS. The Issuer covenants and agrees that anything in this Indenture or the Securities of any series to the contrary notwithstanding, the indebtedness evidenced by the Securities or each series is subordinate and junior in right of payment to all Senior Indebtedness to the extent provided herein, and each Holder of Securities of each series, by his acceptance thereof, likewise covenants and agrees to the subordination herein provided and shall be bound by the provisions hereof.

         Subject to Section 14.4, if the Issuer shall default in the payment of any principal of or interest on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, upon written notice of such default to the Issuer by the holders of such Senior Indebtedness or any trustee therefor, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made on account of the principal of or interest on any of the Securities, or in respect of any redemption, retirement, purchase or other acquisition of any of the Securities other than those made in capital stock of the Issuer (or cash in lieu of fractional shares thereof, pursuant to Article XIII or otherwise made in capital stock of the Issuer (or cash in lieu of fractional shares thereof).

         If (a) without the consent of the Issuer a court having jurisdiction shall enter an order for relief with respect to the Issuer under the Bankruptcy Code or without the consent of the Issuer a court having jurisdiction shall enter a judgment, order or decree adjudging the Issuer as bankruptcy or insolent, or enter an order for relief for reorganization, arrangement, adjustment or composition of or in respect of the Issuer under the Bankruptcy Code or applicable state insolvency law, or (b) the Issuer shall institute proceedings for entry of an order for relief with respect to the Issuer under the Bankruptcy Code or for an adjudication of insolvency, or shall consent to the institution of bankruptcy or insolvency proceedings against it, or shall file a petition seeking, or seek or consent to reorganization, arrangement, composition or relief under the Bankruptcy Code or any applicable state law, or shall consent to the filing of such petition or to the appointment of a receiver, custodian, liquidation, assignee, trustee, sequestrator or similar official of the Issuer or of substantially all of its property, or the Issuer shall make a general assignment for the benefit of creditors as recognized under the Bankruptcy Code, then all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made to any Holder of any Securities on account thereof. Any payment or distribution, whether in cash, securities or other property (other than securities of the Issuer or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Securities, to the payment of all Senior Indebtedness then outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for these subordination provisions) be payable or deliverable in respect of the Securities of any series shall be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall have been paid in full. In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the Holders of the Securities, together with the holders of any obligations of the Issuer ranking on a parity with the Securities, shall be entitled to be paid from the remaining assets of the Issuer the amounts at the time due and owing on account of unpaid principal of and interest, if any, on the Securities and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any obligations of the Issuer ranking junior to the Securities and such other obligations.

         If, notwithstanding the foregoing, any payment or distribution of any character, whether in cash, securities or other property (other than securities of the Issuer or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the indebtedness evidenced by the Securities, to the payment of all Senior Indebtedness then outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), shall be received by the Trustee or any Holder in contravention of any of the terms hereof, such payment or distribution shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Indebtedness then outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full.
In the event of the failure of the Trustee or any Holder to endorse or assign any such payment, distribution or security, each holder of Senior Indebtedness is hereby irrevocably authorized to endorse or assign the same.

         No present or future holder of any Senior Indebtedness shall be prejudiced in the right to enforce subordination of the indebtedness evidenced by the Securities by any act or failure to act on the part of the Issuer. Nothing contained herein shall impair, as between the Issuer and the Holders of Securities of each series, the obligation of the Issuer and the Holders of Securities of each such series, the obligation of the Issuer to pay to such Holders the principal of and interest, if any, on such Securities or prevent the Trustee or the Holder from exercising all





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rights, powers and remedies otherwise permitted by applicable law or hereunder upon a default or Event of Default hereunder, all subject to the rights of the holders of the Senior Indebtedness to receive cash, securities or other property otherwise payable or deliverable to the Holders.

         Senior Indebtedness shall not be deemed to have been paid in full unless the holders thereof shall have received cash, securities or other property equal to the amount of such Senior Indebtedness then outstanding.
Upon the payment in full of all Senior Indebtedness, the Holders of Securities of each series shall be subrogated to all rights of nay holders of Senior Indebtedness to receive any further payments or distributions applicable to the Senior Indebtedness until the indebtedness evidenced by the Securities of such series shall have been paid in full, and such payments or distributions received by such Holders, by reason of such subrogation, of cash, securities or other property which otherwise would be paid or distributed to the holders of Senior Indebtedness, shall, as between the Issuer and its creditors other than the holders of Senior Indebtedness, on the one hand, and such Holders, on the other hand, be deemed to be a payment by the Issuer on account of Senior Indebtedness, and not on account of the Securities of such series.

         The provisions of this Section 14.1 shall not impair any rights, interests, remedies or powers of any secured creditor of the Issuer in respect of any security interest the creation of which is not prohibited by the provisions of this Indenture.

         The securing of any obligations of the Issuer, otherwise ranking on a parity with the Securities or ranking junior to the Securities, shall not be deemed to prevent such obligations from constituting, respectively, obligations ranking on a parity with the Securities or ranking junior to the Securities.

         Section 14.2 RELIANCE ON CERTIFICATE OF LIQUIDATING AGENT; FURTHER EVIDENCE AS TO OWNERSHIP OF SENIOR INDEBTEDNESS. Upon any payment or distribution of assets of the Issuer, the Trustee and the Holders shall be entitled to rely upon an order or decree issued by any court of competent jurisdiction in which such dissolution or winding up or liquidation or reorganization or arrangement proceedings are pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors or other Person making such payment or distribution, delivered to the Trustee or the Holders, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XIV. In the absence of any such bankruptcy trustee, receiver, assignee or other Person, the Trustee shall be entitled to rely upon a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee or representative on behalf of such holder) as evidence that such Person is a holder of Senior Indebtedness (or is such a trustee or representative). If the Trustee determines, in good faith, that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distributions pursuant to this Article XIV, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, as to





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the extent to which such Person is entitled to participate in such payment or distribution, and as to other facts pertinent to the rights of such Person under this Article XIV, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such Person to receive such payment.

         Section 14.3 PAYMENT PERMITTED IF NO DEFAULT. Nothing contained in this Article XIV or elsewhere in this Indenture, or in any of the Securities, shall prevent (a) the Issuer at any time, except during the pendency of any default in the payment of any principal of or interest on any Senior Indebtedness as described in Section 14.1 or of any of the events described in clauses (a) and (b) of Section 14.1, from making payments of the principal of or interest, if any, on the Securities, or (b) the application by the Trustee or any Paying Agent of any moneys deposited with it hereunder to payments of the principal of or interest, if any, on the Securities, unless and until the Trustee or such Paying Agent, as the case may be, shall have timely received the Officer's Certificate or written notice provided for in Section 14.5.

         Section 14.4 DISPUTES WITH HOLDERS OF CERTAIN SENIOR INDEBTEDNESS. Any failure by the Issuer to make any payment on or under any Senior Indebtedness, other than any Senior Indebtedness as to which the provisions of this Section 14.4 shall have been waived by the Issuer in the instrument or instruments by which the Issuer incurred, assumed, guaranteed or otherwise created such Senior Indebtedness, shall not be deemed a default under Section
14.1 if (i) the Issuer shall be disputing its obligation to make such payment or perform such obligation, and (ii) either (A) no final judgment relating to such dispute shall have been issued against the Issuer which is in full force and effect and is not subject to further review, including a judgment that has become final by reason of the expiration of the time within which a party may seek further appeal or review, or (B) in the event of a judgment that is subject to further review or appeal has been issued, the Issuer shall in good faith be prosecuting an appeal or other proceeding for review, and a stay of execution shall have been obtained pending such appeal or review.

         Section 14.5 TRUSTEE NOT CHARGED WITH KNOWLEDGE OF PROHIBITION. Anything in this Article XIV or elsewhere in this Indenture contained to the contrary notwithstanding, the Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment of moneys to or by the Trustee and shall be entitled to assume conclusively that no such facts exist and that no event specified in clauses
(a) and (b) of Section 14.1 has happened, unless and until the Trustee shall have received an Officer's Certificate to that effect or notice in writing to that effect signed by or on behalf of the holder or holders, or their representatives, of Senior Indebtedness who shall have been certified by the Issuer or otherwise established to the reasonable satisfaction of the Trustee to be such holder or holders or representatives or from any trustee under any indenture pursuant to which such Senior Indebtedness shall be outstanding; provided, however, that, if the Trustee shall not have received the Officer's Certificate or notice provided for in this Section 14.5 at least three Business Days preceding the date upon which by the terms hereof any such moneys may become payable for any purpose (including, without limitation, the payment of either the principal of or interest, if any, on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and apply the same to the





                                      -83-
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purpose for which they were received and shall not be affected by any notice to the contrary which may be received by it within three Business Days preceding such date. The Issuer shall give prompt written notice to the Trustee and to each Paying Agent of any facts which would prohibit any payment of moneys to or by the Trustee or any Paying Agent, and the Trustee shall not be charged with knowledge of the curing of any default or the elimination of any other fact or condition preventing such payment or distribution unless and until the Trustee shall have received an Officer's Certificate to such effect.

         Section 14.6 TRUSTEE TO EFFECTUATE SUBORDINATION. Each Holder of Securities by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as between such Holder and holders of Senior Indebtedness as provided in this Article XIV and appoints the Trustee its attorney-in-fact for any and all such purposes.

         Section 14.7 RIGHTS OF TRUSTEE AS HOLDER OF SENIOR INDEBTEDNESS. The Trustee shall be entitled to all the rights set forth in this Article XIV with respect to any Senior Indebtedness which may at the time be held by it, to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article XIV shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.6.

         Section 14.8 ARTICLE APPLICABLE TO PAYING AGENTS. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Issuer and be then acting hereunder, the term "Trustee" as used in this Article XIV shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if the Paying Agent were named in this Article XIV in addition to or in place of the Trustee; provided, however, that Sections
14.5 and 14.7 shall not apply to the Issuer if it acts as Paying Agent.

         Section 14.9 SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE ISSUER OR HOLDERS OF SENIOR INDEBTEDNESS. No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Issuer with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Indebtedness may, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment, change or extend the time of payment of, or renew or alter, any such Senior Indebtedness, or amend or supplement any instrument pursuant to which any such Senior Indebtedness is issued or by which it may be secured, or release any security therefor, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness, including, without limitation, the waiver of default thereunder, all without notice to or assent from the Holders of the Securities or the Trustee and without affecting the obligations of the Issuer, the Trustee or the Holders of Securities under this Article XIV.





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         Section 14.10    TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR
INDEBTEDNESS. The Trustee shall not be deemed to owe any fiduciary duty to the holders of the Senior Indebtedness, and shall not be liable to any such holders if it shall mistakenly pay over or distribute money or assets to Securityholders or the Issuer.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, effective as of ________________, 1996.


                                        SERVICE CORPORATION INTERNATIONAL



                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------

                                        TEXAS COMMERCE BANK NATIONAL
                                        ASSOCIATION, as Trustee


                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------





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